                                                                     EXHIBIT 4.1

                             Amended and Restated

                        Multicurrency Credit Agreement

                         dated as of December 2, 1996

                                 by and among

                      United States Filter Corporation,
    its Subsidiaries listed as U.S. Borrowers and International Borrowers on Schedule 1 hereto,
                              (the "Borrowers"),

                      The First National Bank of Boston,
                          DLJ Capital Funding, Inc.,
            ABN AMRO Bank N.V., Los Angeles International Branch,
                               Banque Paribas,
                            The Bank of New York,
                          Bank of America Illinois,
               The Sumitomo Bank, Limited (Los Angeles Branch),
                              Fleet Bank, N.A.,
         The Industrial Bank of Japan, Limited (Los Angeles Agency),
                          Banque Nationale De Paris,
           Deutsche Bank AG New York and/or Cayman Islands Branch,
        The Long-Term Credit Bank of Japan Ltd. (Los Angeles Agency),
                       Union Bank of California, N.A.,
                            Sanwa Bank California,
                              NationsBank, N.A.,
                                     and
                         BHF-BANK Aktiengesellschaft
                               (the "Lenders"),

              DLJ Capital Funding, Inc., as Documentation Agent
                         (the "Documentation Agent")
                       ABN Amro Bank, N.V., as Co-Agent
                              (the "Co-Agent"),
                                     and
                      The First National Bank of Boston,
                              as Managing Agent

                              TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                             Amended and Restated
                        MULTICURRENCY CREDIT AGREEMENT

                                     -----

        This AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT is made as of December 2 1996 among UNITED STATES FILTER CORPORATION, a Delaware corporation with its chief executive office at 40-004 Cook Street, Palm Desert, California 92211 (the "Parent"), the Subsidiaries of the Parent other than the Excluded Subsidiaries, each as herein defined (the Parent and such Subsidiaries other than the Excluded Subsidiaries herein referred to collectively as the "Borrowers" and, individually, as a "Borrower"), THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110, DLJ Capital Funding, Inc. ("DLJ"), ABN AMRO Bank N.V., los angeles international branch ("ABN"), banque paribas ("Paribas"), The Bank of New York ("BNY"), Bank of America Illinois ("BOAI"), the sumitomo bank, limited (Los angeles branch) ("Sumitomo"), fleet bank, n.a., nationsbank, n.a. ("NationsBank"), the industrial bank of japan, limited (Los angeles agency) ("IBJ"), BANQUE NATIONALE DE paris ("BNP"), deutsche bank ag new york and/or cayman islands branch ("Deutsche Bank"), The long-term credit bank of japan ltd. (los angeles agency) ("LTCB"), Union Bank of california, n.a., ("Union") sanwa bank california ("Sanwa") and BHF-Bank AKTIENGESELLSCHAFT ("BHF") (such financial institutions and any financial institutions which become parties hereto in accordance with (S)21 hereof are collectively referred to herein as the "Lenders" and individually as a "Lender"), FNBB, as Administrative and Managing Agent for the Lenders (in such capacity, the "Managing Agent"), DLJ as Documentation Agent (the "Documentation Agent"), and ABN as Co-Agent (the "Co-Agent" and, collectively with the Managing Agent and the Documentation Agent, the "Agents").

                                   RECITALS

        WHEREAS, pursuant to a Revolving Credit and Term Loan Agreement dated as of September 20, 1993, which was amended and restated in its entirety by the Multicurrency Revolving Credit Agreement dated as of March 31, 1995, and which was further amended and restated by the Amended and Restated Multicurrency Revolving Credit Agreement dated as of November 30, 1995 (as amended and in effect as of the date hereof, the "Original Credit Agreement"), among the Parent, certain Subsidiaries of the Parent, FNBB, First Interstate Bank of California, ABN, Bank of America Illinois, The Bank of California, N.A., The Bank of New York, Banque Paribas, NatWest Bank, N.A. now known as Fleet Bank, N.A., and Union Bank (collectively, the "Original Lenders"), First Interstate Bank of California and ABN as co-Agents for the Original Lenders, and FNBB as Managing Agent for the Original Lenders, the Original Lenders have made loans to, and the Managing Agent under the Original Credit Agreement has issued letters of credit for the account of, the Parent and certain of the Parent's Subsidiaries (the "Existing Loans" and the "Existing Letters of Credit", respectively); and

        WHEREAS, the Borrowers, the Lenders and the Agents desire to amend and restate the Original Credit Agreement to modify the terms and structure of the Existing Loans, to increase the amount which the Lenders are committed to lend to the Borrowers, to modify certain financial covenants, and to join DLJ, Sumitomo, NationsBank, IBJ, BNP, Deutsche Bank, LTCBJ, Sanwa, and BHF and certain Subsidiaries of the Parent as parties to this Agreement;

        NOW THEREFORE, subject to the satisfaction of the conditions set forth in (S)12 hereof, the Borrowers, the Lenders, and the Agents hereby agree that the Original Credit Agreement is hereby amended and restated in its entirety as set forth herein.


        (S)  DEFINITIONS; RULES OF INTERPRETATION.
             ------------------------------------

        (S)  Definitions.
            ------------

              The following terms shall have the meanings set forth in this (S)1 or elsewhere in the provisions of this Agreement referred to below:

        ABN.  See Preamble.
        ---

        Accountants.  See (S)8.4(a).
        -----------

        Affiliate.  Any Person that would be considered to be an affiliate of
        ---------
   any Borrower under Rule 144(a) of the Rules and Regulations of the United States Securities and Exchange Commission, as in effect on the date hereof, if such Borrower were issuing securities.

        Agents.  See Preamble.
        ------

        Agreement.  This Amended and Restated Multicurrency Revolving Credit
        ---------
   Agreement, including the Exhibits and Schedules hereto, as amended and in effect from time to time.

        Applicable Commitment Fee.  The applicable Commitment Fee set forth in
        -------------------------
   the following table:


                                                            Applicable
Leverage Ratio                                            Commitment Fee
-------------------------------------------------------------------------
-------------------------------------------------------------------------

less than 2.75:1                                         0.250% per annum
-------------------------------------------------------------------------
greater than or equal to 2.75:1 but less than 3.25:1     0.300% per annum
-------------------------------------------------------------------------


greater than or equal to 3.25:1 but less than  3.75:1    0.350% per annum
-------------------------------------------------------------------------
greater than or equal to 3.75:1 but less than 4.00:1     0.375% per annum
-------------------------------------------------------------------------
greater than or equal to 4.00:1 but less than 4.25:1     0.450% per annum
-------------------------------------------------------------------------
greater than or equal to 4.25:1                          0.500% per annum
-------------------------------------------------------------------------

   The effective date of a change in the Applicable Commitment Fee shall be the first day after receipt by the Lenders of financial statements delivered pursuant to (S)9.3(a) or (b) hereof which indicate a change in the Leverage Ratio and in the Applicable Commitment Fee in accordance with the above table. Notwithstanding the foregoing, until June 2, 1997, the Applicable Commitment Fee shall be 0.375% per annum. If at the time of calculation of the Commitment Fee the most recent financial statements required to be delivered pursuant to (S)9.3(a) or (b) hereof have not been delivered, the Applicable Commitment Fee shall be 0.500% per annum, subject to adjustment upon actual receipt of such financial statements.

             Applicable Laws.  See (S)9.9.
             ---------- ----

             Applicable L/C Fee.  The applicable rate per annum of fees for
             ------------------
   Letters of Credit, as set forth in the following table:



                                               Applicable L/C Fee for Performance   Applicable L/C Fee for all other
          Leverage Ratio                               Letters of Credit                   Letters of Credit
---------------------------------------------------------------------------------------------------------------------
Less than 2.75:1                                        0.500%                                 1.000%
---------------------------------------------------------------------------------------------------------------------
greater than or equal to 2.75:1 but less                0.750%                                 1.250%
 than 3.25:1
--------------------------------------------------------------------------------------------------------------------
greater than or equal to 3.25 but less than             1.000%                                 1.500%
 3.75:1
--------------------------------------------------------------------------------------------------------------------
greater than or equal to 3.75:1 but less                1.250%                                 1.750%
 than 4.00:1
--------------------------------------------------------------------------------------------------------------------
greater than or equal to 4.00:1 but less                1.500%                                 2.000%
 than 4.25:1
--------------------------------------------------------------------------------------------------------------------
greater than or equal to 4.25:1                         1.750%                                 2.250%
--------------------------------------------------------------------------------------------------------------------

   The effective date of a change in the Applicable L/C Fee shall be the first day after receipt by the Lenders of financial statements delivered pursuant to (S)9.3(a) or (b) hereof which indicate a change in the Leverage Ratio and in the Applicable L/C Fee in accordance with the above table.
   Notwithstanding the foregoing, until June 2, 1997, the Applicable L/C Fee shall be 1.250% per annum for all Performance Letters of Credit and 1.750% per annum for all other Letters of Credit. If at any time the financial statements required to be delivered pursuant to (S)9.3(a) or (b) hereof are not delivered within the time periods specified in such subsections, the Applicable L/C Fee shall be 1.750% per annum with respect to any Performance Letter of Credit and 2.25% per annum with respect to any other Letter of Credit issued after the date on which such financial statements were required to be delivered but before actual receipt of such financial statements, subject to adjustment upon actual receipt of such financial statements.

             Applicable Margin.  The applicable interest rate margin per annum
             -----------------
   set forth in the following table:


Leverage                                        Applicable Margin     Applicable Margin for Eurocurrency
Ratio                                        for Base Rate Advances                Advances

-----------------------------------------------------------------------------------------------------------

less than 2.75:1                                        0%                         1.00%
-----------------------------------------------------------------------------------------------------------
greater than or equal to 2.75:1, but less
 than 3.25:1                                            0%                         1.25%
-----------------------------------------------------------------------------------------------------------
greater than or equal to 3.25:1 but less
 than 3.75:1                                            0%                         1.50%
-----------------------------------------------------------------------------------------------------------
greater than or equal to 3.75:1, but less
 than 4.00:1                                            0%                         1.75%
-----------------------------------------------------------------------------------------------------------
greater than or equal to 4.00:1 but less
 than 4.25:1                                         0.25%                         2.00%
-----------------------------------------------------------------------------------------------------------
greater than or equal to 4.25:1
                                                     0.50%                         2.25%
-----------------------------------------------------------------------------------------------------------

             Any change in the Applicable Margin with respect to Base Rate Advances shall become effective on the first day after receipt by the Lenders of financial statements delivered pursuant to (S)9.3(a) or (b) hereof which indicate a change in the Leverage Ratio and in the Applicable Margin in accordance with the above table, and, with respect to Eurocurrency Advances, on the first day of each Interest Period which begins three (3) or more days after receipt by the Lenders of financial statements delivered pursuant to (S)9.3(a) or (b) hereof which indicate a change in the Leverage Ratio and in the Applicable Margin in accordance with the above table. Notwithstanding the foregoing, until June 2, 1997, the Applicable Margin shall be 0% with respect to Base Rate Advances and 1.75% with respect to Eurocurrency Advances. If at any time the financial statements required to be delivered pursuant to (S)9.3(a) or (b) hereof are not delivered within the time periods specified in such subsections, the Applicable Margin shall be 2.25% with respect to any Eurocurrency Advance requested on or after the date on which such financial statements were required to be delivered but before the time of actual receipt of such financial statements, and the Applicable Margin with respect to Base Rate Advances shall be 0.50% effective the day after such financial statements were required to be delivered but were not so delivered, subject to adjustment upon actual receipt of such financial statements.

               Assignment and Acceptance.  See  (S)21.1
               -------------------------

             Authorized Officer.  The President, Secretary, Treasurer, or any
             ------------------
   Vice President of the relevant Borrower.

             Authorized Signatory.  Any Person who has been authorized to make
             --------------------
   requests for Revolving Credit Loans and/or Multicurrency Loans on behalf of any Borrower, as evidenced by a certificate of an Authorized Officer of such Borrower.

             Balance Sheet Date.  March 31, 1996.
             ------- ----- ----

             Base Rate.  The higher of (a) the rate per annum (rounded upward,
             ---- ----
   if necessary, to the next higher 1/100 of 1%) equal to the annual rate of interest announced from time to time by the Managing Agent at its head office in Boston, Massachusetts, as its "Base Rate" or (b) one-half percent (1/2%) above the overnight federal funds effective rate, as published by the Board of Governors of the Federal Reserve System as in effect from time to time.

             Base Rate Advances.  Revolving Credit Loans and all or any portion
             ------------------
   of the Term Loan bearing interest by reference to the Base Rate.

             BHF.  See Preamble.
             ---

             BNP.  See Preamble.
             ---

             BNY.  See Pramble.
             ---

             BOAI.  See Preamble.
             ----

             Borrowers.  See Preamble.
             ---------

             Business Day.  Any day on which commercial banking institutions in
             -------- ---
   Boston, Massachusetts, New York, New York, and in Los Angeles, California [other cities] are open for the transaction of banking business.

             Capital Assets.  Fixed assets, both tangible (such as land,
             ------- ------
   buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill) that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP (excluding any Capital Assets associated with a distinct revenue stream from a customer contract); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

             Capital Expenditures.  Amounts paid or indebtedness incurred by any
             ------- ------------
   Person in connection with the purchase or lease by such Person of a Capital Asset.

             Certified.  With respect to the financial statements of any Person,
             ---------
   such statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly the financial position and/or results of operations of such Person, as of and on the date therein specified.

             CFO.  See (S)9.3(b).
             ---

             Change of Control.  (a) The acquisition by any Person (including
             -----------------
   any syndicate or group deemed to be a "person" under Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provision to either of the foregoing) of beneficial ownership, directly or indirectly, of shares of capital stock of the Parent entitling such person to exercise more than 50% of the total voting power of all voting shares of the Parent; or (b) any consolidation of the Parent with, or merger of the Parent into, any other person, any merger of another Person into the Parent, or any sale or transfer of all or substantially all of the assets of the Parent to another Person other than (i) a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock other than shares of capital stock owned by any of the parties to the consolidation or merger and in which the consolidated net worth of the surviving corporation immediately after the transaction equals or exceeds the consolidated net worth of the Parent immediately prior to such transaction, or (ii) a merger which is effected solely to change the jurisdiction of incorporation of the Parent or (iii) any consolidation with or merger of the Parent into a Subsidiary of the Parent with the prior written consent of the Lenders, or any sale or transfer by the Parent with the written consent of the Lenders of all or substantially all of its assets to one or more of its wholly owned Subsidiaries in any one transaction or a series of transactions, provided that in each case set forth in clause (b) hereof that the resulting corporation or each such Subsidiary assumes or guarantees the obligations of the Parent under this Agreement and the FNBB Credit Agreement and the consolidated net worth of the surviving or acquiring corporation in any such consolidation, merger or sale of assets immediately after the consummation of such transaction equals or exceeds the consolidated net worth of the Parent immediately prior to such transaction; or (c) any Change of Control as defined in the Subordinated Indenture (which definition is incorporated herein by reference as if expressly set forth herein).

             Co-Agent.  See Preamble.
             --------

             Code.  The Internal Revenue Code of 1986, as amended and in effect
             ----
   from time to time.

             Collateral.  The shares of, or other equity interests in, the U.S.
             ----------
   Borrowers other than the Parent, and the proceeds thereof, that are or are intended to be subject to the security interests created by the Pledge Agreement.

             Commitment.  With respect to any Lender, its Revolving Credit
             ----------
   Commitment Percentage of the Revolving Credit Commitment and its Multicurrency Commitment Percentage of the Multicurrency Commitment.

             Commitment Fee.  See (S)6.3.
             ---------- ---

             Compliance Certificate.  See (S)9.3(c).
             ---------- -----------

             Consolidated or consolidated.  With reference to any term defined
             ------------ -- ------------
   herein, shall mean that term as applied to the accounts of the Parent and its Subsidiaries, consolidated in accordance with GAAP, after eliminating all intercompany items.

             Consolidated Current Assets.  All assets of the Parent and its
             ------------ ------- ------
   Subsidiaries on a consolidated basis that, in accordance with GAAP, are properly classified as current assets, provided that notes receivable and accounts receivable shall be included only if payable on demand or within one
   (1) year from the date as of which Consolidated Current Assets are to be determined and if not directly or indirectly renewable or extendible at the option of the debtors, by their terms, or by the terms of any instrument or agreement relating thereto, beyond such year, and such notes and accounts receivable shall be taken at their face value less reserves determined to be sufficient in accordance with GAAP.

             Consolidated Current Liabilities.  All liabilities of the Parent
             ------------ ------- -----------
   and its Subsidiaries on a consolidated basis maturing on demand or within one
   (1) year from the date as of which Consolidated Current Liabilities are to be determined (but, until December 31, 1998, excluding the Loans), and such other liabilities as may properly be classified as current liabilities in accordance with GAAP.

             Consolidated Earnings Before Interest and Taxes or EBIT.  For any
             ------------ -------- ------ -------- --- ----- -- ----
   period, the Consolidated Net Income (or Deficit) of the Parent and its Subsidiaries determined in accordance with GAAP, plus (a) interest expense,
                                                    ----
   (b) income taxes and (c) extraordinary non-cash losses for such period, and minus (d) extraordinary gains for such period, all as determined in
   -----
   accordance with GAAP.

             Consolidated Earnings Before Interest, Taxes, Depreciation, and
             ---------------------------------------------------------------
   Amortization, or EBITDA.  For any period, EBIT, plus (a) depreciation and (b)
   -----------------------                         ----
   amortization for such period, all as determined in accordance with GAAP, provided that, for purposes of calculating the Leverage Ratio, the portion of EBITDA derived from companies acquired since the date of the most recent financial statements delivered to the Lenders pursuant to (S)9.3(a) hereof shall be included in the calculation of EBITDA only if the financial statements of such acquired entities have been audited for the period sought to be included by an independent accounting firm satisfactory to the Managing Agent.

             Consolidated Net Income (or Deficit) or Net Income (or Deficit).
             ------------ --- ------  -- -------     --- ------  -- -------
   The consolidated net income (or deficit) of the Parent and its Subsidiaries, or the net income or deficit of any Borrower on an individual basis, determined in accordance with GAAP.

             Consolidated Total Assets.  All assets of  the Parent and its
             -------------------------
   Subsidiaries determined on a consolidated basis in accordance with GAAP.

             Consolidated Total Interest Expense.  For any period, the aggregate
             ------------ ----- -------- -------
   amount of interest required to be paid or accrued by the Parent and its Subsidiaries during such period on all Indebtedness of the Parent and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

             Consolidated Working Capital.  The excess of Consolidated Current
             ----------------------------
   Assets over Consolidated Current Liabilities.

             Default.  See (S)14.1.
             -------

             Deutsche Bank.  See Preamble.
             -------------

             DLJ.  See Preamble.
             ---

             Disposal.  See "Release."
             --------

             Distribution.  The declaration or payment of any dividend or
             ------------
   distribution on or in respect of any shares of any class of capital stock, any partnership interests or any membership interests of any Person, other than dividends or other distributions payable solely in shares of common stock, partnership interests or membership units of such Person, as the case may be; the purchase, redemption, or other retirement of any shares of any class of capital stock, partnership interests or membership units of such Person, directly or indirectly through a Subsidiary or otherwise; the return of equity capital by any Person to its shareholders, partners or members as such; or any other distribution on or in respect of any shares of any class of capital stock, partnership interest or membership unit of such Person.

             Documentation Agent.  See preamble.
             -------------------

             Dollar Equivalent.  With respect to any amounts denominated in a
             -----------------
   currency other than Dollars, the amount (as conclusively ascertained by the Managing Agent absent manifest error) in Dollars which is or could be purchased by the Managing Agent (in accordance with its normal banking practices) with such amounts denominated in such other currency in the Nassau foreign currency deposits market for delivery on such date at the spot rate of exchange, at or about 11:00 a.m., local time at the Nassau Branch, on the date of determination.

             Dollars or $.  Dollars in lawful currency of the United States of
             ------- -- -
   America.

             Drawdown Date.  The date on which any Loan is made or is to be
             -------- ----
   made.

             Effective Date.  The date on which the conditions precedent set
             --------- ----
   forth in (S)12 hereof are satisfied.

             Eligible Assignee.  Any of (i) a commercial bank, insurance
             -----------------
   company, or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with GAAP; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the Cayman Islands, the country in which it is organized, or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution approved by the Managing Agent, such approval not to be unreasonably withheld.

             Employee Benefit Plan.  Any employee benefit plan within the
             -------- ------- ----
   meaning of (S)3(3) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

             Environmental Laws.  All applicable federal, state, provincial,
             ------------- ----
   municipal, local and foreign laws, principles of common law or civil law, regulations, by-laws, guidelines and codes, as such laws, principles, regulations, by-laws and guidelines and codes may be amended from time to time, as well as orders, decrees, judgments, seizures or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment, or protection of the public from pollution or employee health and safety, including, but not limited to the Release or threatened Release of Hazardous Substances into the environment or otherwise relating to the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

             EPA.  See (S)8.17(b).
             ---

             ERISA.  The Employee Retirement Income Security Act of 1974, as
             -----
   amended and in effect from time to time.

             ERISA Affiliate.  Any Person which is treated as a single employer
             ----- ---------
   with any of the Borrowers under (S)414(b) and (c) of the Code.

             ERISA Reportable Event.  A reportable event with respect to a
             ----- ---------- -----
   Guaranteed Pension Plan within the meaning of (S)4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

             Eurocurrency Advances.  Revolving Credit Loans, Multicurrency
             ------------ --------
   Loans, and all or any portion of the Term Loan bearing interest calculated by reference to the Eurocurrency Rate.

             Eurocurrency Business Day.  Any Business Day on which dealings in
             ------------ -------- ---
   foreign currency and exchange are carried on among banks in Boston, Massachusetts, Nassau, The Bahamas, Paris, France and London, England.

             Eurocurrency Interest Determination Date.  For any Interest Period,
             ------------ -------- ------------- ----
   the date two (2) Eurocurrency Business Days prior to the first day of such Interest Period.

             Eurocurrency Offered Rate.  The rate per annum at which deposits of
             ------------ ------- ----
   Dollars or Optional Currency, as applicable, are offered to the Managing Agent by prime banks in whatever Eurocurrency interbank market may be selected by the Managing Agent, in its sole discretion, acting in good faith, at or about 11:00 a.m. local time in such interbank market, on the Eurocurrency Interest Determination Date for a period equal to the period of such Interest Period in an amount substantially equal to the principal amount requested to be loaned at or converted to a rate based on the Eurocurrency Offered Rate. With respect to the Revolving Credit Loans and any portion of the Term Loan which will bear interest by reference to the Eurocurrency Rate, the Managing Agent shall select a Eurodollar market.

             Eurocurrency Rate.
             ------------ ----

             (a) With respect to Revolving Credit Loans and the Term Loan, the rate per annum, rounded upwards to the nearest 1/16 of 1%, determined by the Managing Agent with respect to an Interest Period, in accordance with the following formula:

             Eurocurrency Rate = Eurocurrency Offered Rate
                                 -------------------------
                                        1-Reserve Rate

             (b) With respect to Multicurrency Loans, the Eurocurrency Rate plus the cost to the Lenders, expressed as a percentage, of complying with any law as described in (S)7.10 hereof.

        Event of Default.  See (S)14.1.
        ----- -- -------

        Excess Operating Cash Flow.  For any period, the Consolidated Net Income
        --------------------------
   (or Deficit) plus (a) income taxes, (b) depreciation, (c) amortization, and
   (d) extraordinary non-cash losses for such period minus (e) Capital Expenditures, (f) cash taxes, (g) repayments of principal of the Loans required hereunder, without duplication, and (h) voluntary prepayments with respect to the Term Loan for such period, and plus any increases or minus any decreases in Consolidated Working Capital.

        Excluded Subsidiaries.  The Subsidiaries of the Parent listed as
        ---------------------
   Excluded Subsidiaries on Schedule 1 hereto, and any other Subsidiaries of the Parent acquired or created after the date hereof which are not required to become Borrowers pursuant to (S)7.16 hereof.

        Existing Letters of Credit.  See the Recitals hereto.
        --------------------------

        Existing Wheelabrator L/Cs.  The Letters of Credit identified on
        --------------------------
   Schedule 3.1(b) hereto.

        Existing Loans.  See the Recitals hereto.
        --------------

        FNBB. See Preamble.
        ----

        FNBB Credit Agreement.  The Revolving Credit Agreement dated as of
        ---------------------
   November 30, 1995 among the Borrowers and FNBB, as the same may be amended and in effect from time to time as permitted by the provisions of (S)18.10 hereof.

        FNBB Obligations.  The obligations of the Borrowers to FNBB and its
        ----------------
   branch offices under the FNBB Credit Agreement, in an aggregate principal amount (calculating all amounts denominated in Optional Currencies at their Dollar Equivalent) not to exceed $10,000,000.

        Funded Debt.  Indebtedness of the Parent and its Subsidiaries for
        -----------
   borrowed money determined on a consolidated basis in accordance with GAAP minus the amount by which the cash and cash equivalents of the Parent and its
   -----
   Subsidiaries determined in accordance with GAAP exceeds $10,000,000.

        GAAP.  (i) When used in general, GAAP means principles which are (1)
        ----
   consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors or successors, in effect for the fiscal year ended on the Balance Sheet Date and (2) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied; and (ii) when used with reference to the Parent and its Subsidiaries, such principles shall include (to the extent consistent with such principles) the accounting practice of the Parent and its Subsidiaries, reflected in their financial statements for the year ended on the Balance Sheet Date.

        Guaranteed Pension Plan.  Any pension benefit plan within the meaning of
        ---------- ------- ----
   (S)3(2) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

        Hazardous Substances.  Any waste, contaminant, pollutant, hazardous
        --------- ----------
   substance, toxic substance, hazardous waste, special waste, industrial substance or waste, radioactive materials, petroleum or petroleum-derived substance or waste, or any constituent or combination of any such substance or waste, which substance, contaminant, pollutant or material or waste is or shall hereafter become regulated under, governed by, or defined by any Environmental Law.

        IBJ.  See Preamble.
        ---

        Indebtedness.  All obligations, contingent and otherwise, which in
        ------------
   accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including, without limitation, in any event and whether or not so classified:
   (i) all debt and similar monetary obligations, whether direct or indirect;
   (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, obligations with respect to interest rate protection agreements, and the obligations to reimburse the issuer of any letters of credit or guaranties.

        Interest Period.  With respect to each Eurocurrency Advance:
        -------- ------

        (a) initially, the period commencing on the date of a conversion from a Base Rate Advance into a Eurocurrency Advance or the making of a Loan which is a Eurocurrency Advance, and ending one (1), two (2), three (3) or six (6) months thereafter, as the case may be, as the Borrowers may select; and

        (b) thereafter, the period beginning on the last day of the preceding Interest Period, and ending one (1), two (2), three (3) or six (6) months thereafter, as the case may be, as the Borrowers may select;

        provided that any Interest Period which would otherwise end on a day which is not a Eurocurrency Business Day shall end on the next succeeding Eurocurrency Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurocurrency

        Business Day, and provided further that no Interest Period may extend beyond the Maturity Date.

        International Borrowers.  The Subsidiaries of the Parent listed as
        -----------------------
   International Borrowers on Schedule 1 hereto, and any other international Subsidiaries of the Parent which are required to become Borrowers pursuant to
   (S)7.16 hereof.

        International L/Cs.  Letters of Credit issued at the request of any
        ------------------
   International Borrower pursuant to (S)3.1 hereof.

        Investments.  All cash expenditures made and all liabilities incurred
        -----------
   (contingently or otherwise) for the acquisition of stock or other ownership interests in, all or a substantial portion of all of the assets of, or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time, (i)
                                                                            -
   the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest
                 --
   accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid, (iii) there shall be deducted in respect of each
                                 ---
   such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any
                               --
   Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v)
                                     --                                  -
   there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

        Issuing Lender.  The Lender(s) issuing Letters of Credit, which shall
        --------------
   initially be FNBB, ABN, BNY, BOAI, Union, NationsBank, and such other Lenders as are agreed to be Issuing Lenders by the Parent, such other Issuing Lenders, and the Managing Agent.

        Lenders.  See Preamble.
        -------

        Letters of Credit.  Letters of Credit issued or to be issued by any
        ------- -- ------
   Issuing Lender in accordance with (S)3 hereof for the account of the Borrowers.

        Letter of Credit Applications.  Letter of Credit Applications in such
        ------ -- ------ ------------
   form as may be agreed upon by the Borrowers and the applicable Issuing Lender from time to time which are entered into pursuant to (S)3 hereof as such Letter of Credit Applications are amended, varied or supplemented from time to time.

        Letter of Credit Participation.  See (S)3.7.
        ------------------------------

        Letter of Credit Fee.  See (S)3.6.
        --------------------

        Leverage Ratio.  See (S)11.2
        --------------

        Loans.  The Revolving Credit Loans, the Term Loan, and the Multicurrency
        -----
   Loans made or to be made by the Lenders to the Borrowers pursuant to this Agreement.

        Loan Documents.  Collectively, this Agreement, the Notes, the Letter of
        ---- ---------
   Credit Applications, and the Security Documents, as each may be amended, modified, or restated from time to time.

        LTCB.  See Preamble.
        ----

        Majority Lenders.  Subject to adjustment as set forth in (S)18.10
        -------- -------
   hereof, as of any date, the Lenders which in the aggregate hold fifty-one percent (51%) of the sum of the Total Commitment plus the outstanding principal amount of the Term Loan, and, if the Total Commitment has been reduced to zero, the Lenders holding at least fifty-one percent (51%) of the sum of (a) the outstanding principal amount of the Loans and Letter of Credit Participations in International L/Cs plus (b) the Maximum Drawing Amount of
                                        ----
   all outstanding Letters of Credit on such date (calculating all amounts denominated in Optional Currencies at their Dollar Equivalent).

        Managing Agent.  See Preamble.
        --------------

        Managing Agent's Head Office.  The head office of the Managing Agent
        ----------------------------
   located at 100 Federal Street, Boston, Massachusetts 02110.

        Maturity Date.  December 2, 2001.
        -------- ----

        Maximum Drawing Amount.  The maximum aggregate amount (calculating all
        ------- ------- ------
   amounts denominated in any Optional Currency at their Dollar Equivalent) from time to time that the beneficiaries may draw under outstanding Letters of Credit.

        Multicurrency Commitment.  $25,000,000, or the Dollar Equivalent thereof
        ---------------------------
   in the Optional Currencies, as such amount may be reduced pursuant to (S)4.2 hereof, or, if such Multicurrency Commitment is terminated pursuant to (S)4.2 or (S)14.2 hereof, zero.

        Multicurrency Commitment Percentage.  With respect to each Multicurrency
        -----------------------------------
   Lender, the percentage set forth on Schedule 2 hereto as such Lender's Multicurrency Commitment Percentage, as such percentage may be adjusted from time to time in accordance with (S)21 hereof.

        Multicurrency Lenders.  Those Lenders identified on Schedule 2 hereto as
        ---------------------
   having a Multicurrency Commitment greater than zero.

        Multicurrency Loan Request.  See (S)4.3.
        --------------------------

        Multicurrency Loans.  Loans made by the Multicurrency Lenders to the
        -------------------
   International Borrowers pursuant to (S)4.1 hereof.

        Multicurrency Notes.  See (S)6.1.
        -------------------

        Multiemployer Plan.  Any multiemployer plan within the meaning of
        ------------- ----
   (S)3(37) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate.

        Nassau Branch.  The Managing Agent's Nassau, The Bahamas, branch office.
        -------------

        NationsBank.  See Preamble.
        -----------

        Non-U.S. Lender.  See (S)7.8(c).
        ---------------

        Notes.  The Revolving Credit Notes, the Multicurrency Notes, and the
        -----
   Term Notes.

        Obligations.  With respect to the U.S. Borrowers, all indebtedness,
        -----------
   obligations and liabilities of every nature of all of the Borrowers, collectively, to the Agents, the Issuing Lenders, and the Lenders arising or incurred under this Agreement or the other Loan Documents or in respect of Loans made, Letters of Credit issued, and the Notes or other documents or instruments at any time evidencing any thereof, including, without limitation, all Reimbursement Obligations, and, with respect to the International Borrowers, all indebtedness, obligations and liabilities of every nature of all of the International Borrowers, collectively, to the Agents, the Nassau Branch, the Issuing Lenders, and the Multicurrency Lenders arising or incurred under this Agreement or the other Loan Documents or in respect of Multicurrency Loans made, the International Letters of Credit issued, and the Multicurrency Notes or other documents or instruments at any time evidencing any thereof, including, without limitation, Reimbursement Obligations of the International Borrowers.

        Optional Currency shall mean the currency of Great Britain, Germany,
        -----------------
   Switzerland, France, Italy, the Netherlands, Spain, Singapore, Thailand, Malaysia, Hong Kong, the Philippines, Canada, Argentina, New Zealand, or Australia which is freely convertible into Dollars and which is traded on the Nassau inter-bank foreign currency deposits market, and any other currency other than Dollars which the Multicurrency Lenders and the Parent have agreed shall be made available hereunder.

        Original Credit Agreement.  See the Recitals hereto.
        -------------------------

        Parent.  See Preamble.
        ------

        Paribas.  See Preamble.
        -------

        PBGC.  The Pension Benefit Guaranty Corporation created by (S)4002 of
        ----
   ERISA and any successor entity or entities having similar responsibilities.

        Performance Letter of Credit.  A Letter of Credit under which the event
        ----------------------------
   which triggers payment is performance-related, such as failure to ship a product or provide a service, and not financial, such as the failure to pay money, as set forth in greater detail in the letter dated March 30, 1995 from the Board of Governors of the Federal Reserve System attached hereto as Exhibit J or in any applicable directive or letter ruling of the Board of Governors of the Federal Reserve System issued subsequent thereto.

        Permitted Liens.  See (S)10.2.
        --------- -----

        Person.  Any individual, corporation, partnership, trust, unincorporated
        ------
   association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

        Pledge Agreement.  The Amended and Restated Pledge Agreement dated as of
        ------ ---------
   the date hereof, made by the U.S. Borrowers in favor of the Managing Agent for the benefit of the Lenders to secure the Obligations and for the benefit of FNBB to secure the FNBB Obligations, in the form attached hereto as Exhibit K.

        Real Property.  The real properties owned or operated by the Parent and
        ---- --------
   its Subsidiaries.

        Register.  See (S)21.3.
        --------

        Registration Statement.  The registration statement (Form S-3) of the
        -----------------------
   Parent as filed with the United States Securities and Exchange Commission on October 16, 1996.

        Reimbursement Obligation.  The Borrowers' obligation to reimburse the
        ------------- ----------
   Issuing Lender for the benefit of the Lenders on account of any drawing under any Letter of Credit as provided in (S)3.2.

        Release.  Shall mean any release, issuance, spill, emission, leaking,
        -------
   pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration ("Disposal") into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water, or property other than as permitted by and in compliance with all Environmental Laws.

        Reserve Rate.  The highest rate, expressed as a decimal, at which any
        ------- ----
   Lender would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any subsequent or similar regulation relating to such reserve requirements) against "Eurocurrency Liabilities" (as such term is defined in Regulation D), or against any other category of liabilities which might be incurred by any Lender to fund Loans bearing interest based on the Eurocurrency Rate, if such liabilities were outstanding.

        Revolving Credit Commitment.  (a)  $320,000,000 prior to the United
        ---------------------------
   Utilities Closing Date, or (b) $475,000,000 on and after the United Utilities Closing Date, as such amount may be reduced pursuant to (S)2.2 and (S)2.5 hereof, or, if such Revolving Credit Commitment has been terminated pursuant to (S)2.2 or (S)14.2 hereof, zero.

        Revolving Credit Commitment Percentage.  With respect to each Lender,
        --------------------------------------
   the percentage set forth on Schedule 2 hereto as such Lender's Revolving Credit Commitment Percentage, as such percentage may be adjusted from time to time in accordance with (S)21 hereof.

        Revolving Credit Loan and Letter of Credit Request.  See (S)2.3.
        --------------------------------------------------

        Revolving Credit Loans.  Loans made by the Lenders to the U.S. Borrowers
        --------- ------ -----
   pursuant to (S)2.1 hereof.

        Revolving Credit Notes.  See (S)6.1.
        ----------------------

        Sanwa.  See Preamble.
        -----

        Security Documents.  The Pledge Agreement, as amended and in effect from
        -------- ---------
   time to time, and any additional documents evidencing or perfecting the Managing Agent's lien on the Collateral.

        Smogless.  USF Smogless S.p.A., a corporation organized under the laws
        --------
   of Italy.

        Smogless Note.  Promissory note of Smogless in an aggregate principal
        -------------
   amount not to exceed $45,000,000 payable to the Parent.

        Subordinated Debt.  Indebtedness of the Parent owing pursuant to the
        ------------ ----
   Subordinated Indenture, and any other Indebtedness of the Parent which has been subordinated to the Obligations provided that, with respect to such other Indebtedness, (a) at the time such Subordinated Debt is incurred, no Default or Event of Default has occurred or would occur (including under
   (S)10.1 hereof) as a result of such incurrence, and the Parent shall have provided the Lenders with calculations showing compliance with (S)10.1 and
   (S)11 hereof on a pro forma basis taking into account the incurrence of such
                     ---------
   Subordinated Debt, and (b) the documentation evidencing such Subordinated Debt shall have been delivered to the Managing Agent and shall contain all of
                                                                          ---
   the following characteristics: (i) it shall be unsecured, (ii) it shall bear a market rate of interest, (iii) it shall have an average weighted maturity of at least six (6) years, (iv) it shall not require principal repayments thereof prior to the Maturity Date, (v) it shall have financial covenants (including covenants relating to incurrence of Indebtedness) which are meaningfully less restrictive than those set forth herein, (vi) it shall have no restrictions on the Parent's or any of its Subsidiaries' ability to grant liens securing Indebtedness ranking senior to such Subordinated Debt, (vii) it shall permit the incurrence of senior Indebtedness under this Credit Agreement (and under any refinancings hereof) in a principal amount at least equal to the Total Commitment hereunder at the time of incurrence of such Subordinated Debt minus any mandatory or optional reductions thereof plus the outstanding principal amount of the Term Loan plus $25,000,000, (viii) it may be cross-accelerated with the Obligations and other senior Indebtedness of the Parent (but shall not be cross-defaulted except for payment defaults which the senior lenders have not waived for a period of 60 days), (ix) it shall provide that (A) upon any payment or distribution of the assets of the Parent (including after the commencement of a bankruptcy proceeding) of any kind or character, all of the Obligations (including interest accruing after the commencement of any bankruptcy proceeding at the rate specified for the applicable Obligation, whether or not such interest is an allowable claim in any such proceeding) shall be paid in full prior to any payment being received by the holders of the Subordinated Debt, and (B) until all of the Obligations (including the interest described in subclause (A) above) are paid in full, any payment or distribution to which the holders of the Subordinated Debt would be entitled but for the subordination provisions of the type described in subclauses (x) and (xi) hereof shall be made to the holders of the Obligations, (x) it shall provide that in the event of a payment default under (S)14.1(a) or (b) hereof, the Parent shall not be required to pay the principal of, or any interest, fees and all other amounts payable with respect to the Subordinated Debt until the Obligations have been paid in full in cash, (xi) it shall provide that in the event of any other Event of Default, the Lenders shall be permitted to block payments of principal, interest, fees and all other amounts payable with respect to the Subordinated Debt for a period of 180 days, (xii) it shall acknowledge that none of the provisions outlined in part (b) of this definition can be amended, modified or otherwise altered without the prior written consent of the Majority Lenders, and (xiii) it shall not be guaranteed by the Subsidiaries of the Parent (nor shall the Subsidiaries of the Parent be direct obligors with respect thereto) without the prior written consent of the Majority Lenders.

        Subordinated Indenture.  The indenture dated September 18, 1995 from the
        ----------------------
   Parent to State Street Bank & Trust Company, as trustee, with respect to the convertible subordinated debentures of the Parent due 2005, in an aggregate principal amount of $140,000,000.

        Subsidiary.  Any corporation, association, trust, or other business
        ----------
   entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding capital stock or other interest entitled to vote generally.

        Sumitomo.  See Preamble.
        --------

        Term Loan.  See (S)5.1.
        ---------

        Term Loan Percentage.  With respect to each Lender, the percentage set
        --------------------
   forth on Schedule 2 hereto as such Lender's Term Loan Percentage.

        Term Notes.  See (S)5.2.
        ----------

        Total Commitment.  The sum of the Multicurrency Commitment and the
        ----- ----------
   Revolving Credit Commitment in effect at the time of determination.

        Union.  See Preamble.
        -----

        United Utilities Acquisition.  The acquisition described in the United
        ----------------------------
   Utilities Purchase and Sale Agreement.

        United Utilities Closing Date.  The date on which the Managing Agent
        -----------------------------
   receives (a) an opinion of general counsel to the Parent stating that the United Utilities Acquisition has been consummated (other than the payment of any portion of the purchase price therefor to be paid with proceeds of the Loans) on terms substantially no less favorable to the Borrowers than those described in the United Utilities Purchase and Sale Agreement, (b) the documentation described in (S)12 hereof (including, without limitation, joinders to the Loan Documents) with respect to any entity being acquired in connection with the United Utilities Acquisition which is not an Excluded Subsidiary, and any other documentation (including with respect to environmental matters) as the Managing Agent may reasonably request, and (c) a Compliance Certificate demonstrating that the Parent and its Subsidiaries are, and after giving effect to the United Utilities Acquisition, will continue to be in compliance with the covenants set forth herein.

        United Utilities Purchase and Sale Agreement.  Agreement relating to the
        --------------------------------------------
   Sale of the Entire Issued Share Capital and the Assets of Certain of the Companies Comprising the Process Equipment Division of United Utilities PLC dated as of October 7, 1996 by and among United Utilities PLC, certain of its Subsidiaries, and the Parent.

        U.S. Borrowers.  The Parent and the Subsidiaries of the Parent listed as
        --------------
   U.S. Borrowers on Schedule 1 hereto, and any other U.S. Subsidiaries of the Parent which are required to become Borrowers pursuant to (S)7.16 hereof.

        U.S. L/Cs.  Letters of Credit issued at the request of any U.S. Borrower
        ---------
   pursuant to (S)3.1 hereof.

        Wheelabrator Acquisition.  The acquisition described in the Wheelabrator
        ------------------------
   Purchase and Sale Agreement.

        Wheelabrator Purchase and Sale Agreement.  The Purchase and Sale
        ----------------------------------------
   Agreement dated as of September 18, 1996 by and between the Parent and Wheelabrator Technologies, Inc.

        (S)  Rules of Interpretation.
             ----- -- --------------

             (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

             (b) The singular includes the plural and the plural includes the singular.

             (c) A reference to any law includes any amendment or modification to such law.

             (d) A reference to any Person includes its permitted successors and permitted assigns.

             (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

             (f) The words "include", "includes" and "including" are not limiting.

             (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts, have the meanings assigned to them therein.

             (h) Reference to a particular "(S)" refers to that section of this Agreement unless otherwise indicated.

             (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

        (S)  REVOLVING CREDIT LOANS.
             ----------------------

        (S)  Commitment to Lend.
             ------------------

        Subject to the terms and conditions set forth in this Agreement, each of the Lenders severally agrees to lend to the U.S. Borrowers, and the U.S. Borrowers may borrow and reborrow from time to time from the Effective Date until the Maturity Date, upon notice to the Managing Agent given in accordance with (S)2.3 hereof, such sums in Dollars as are requested by the U.S. Borrowers up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Commitment. In no event shall (a) the aggregate principal outstanding balance of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount of all U.S. L/Cs exceed at any one time the Revolving Credit Commitment, (b) any Lender be obligated to fund or maintain Revolving Credit Loans and participate in U.S. L/Cs in excess of such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Commitment, or (c) the aggregate outstanding principal balance of all Revolving Credit Loans and all Multicurrency Loans plus the Maximum Drawing Amount of all Letters of Credit exceed at any one time the Total Commitment (in each case calculating all amounts denominated in Optional Currencies at their Dollar Equivalent). The Revolving Credit Loans shall be made pro rata in accordance with each Lender's Revolving Credit Commitment Percentage.

        (S)  Optional Reduction of Revolving Credit Commitment.
            --------------------------------------------------

        The U.S. Borrowers shall have the right at any time and from time to time upon five (5) Business Days' written notice given by an Authorized Officer of the Parent to the Managing Agent (which shall then give prompt notice thereof to each of the Lenders) to reduce by $5,000,000 or an integral multiple thereof or terminate entirely the amount of the unborrowed or unutilized portion of the Revolving Credit Commitment, provided that the U.S. Borrowers may not reduce the Revolving Credit Commitment to an amount less than the sum of the then outstanding Revolving Credit Loans plus the Maximum Drawing Amount of all U.S. L/Cs and provided further that the U.S. Borrowers may not reduce the Revolving Credit Commitment to an amount less than $75,000,000 (unless the U.S. Borrowers elect to terminate the Revolving Credit Commitment). Upon the effective date of any such reduction or termination, the U.S. Borrowers shall pay to the Managing Agent for the respective accounts of the Lenders the full amount of any Commitment Fee then accrued on the amount of the reduction. No reduction of the Revolving Credit Commitment hereunder shall be subject to reinstatement. Any reduction of the Revolving Credit Commitment pursuant to this (S)2.2 shall result in a corresponding reduction in the Total Commitment.

        (S)  Requests for Revolving Credit Loans.
             -----------------------------------

        An Authorized Signatory of the Parent, on behalf of the Parent and the other U.S. Borrowers as their agent, shall give to the Managing Agent written notice in the form of Exhibit B-1 hereto (or telephonic notice confirmed by telecopy the same day in the form of Exhibit B-1 hereto) of each Revolving Credit Loan requested hereunder (a "Revolving Credit Loan and Letter of Credit Request") not later than (a) 12:00 noon (Boston time) on the proposed Drawdown Date of any Base Rate Advance, or (b) 2:00 p.m. (Boston time) three
   (3) Business Days prior to the Drawdown Date of any Eurocurrency Advance provided, however, that the signature of an Authorized Officer shall be required for any loan request in excess of $10,000,000. The Managing Agent shall promptly notify the Lenders of such notice (but in no event later than 1:00 p.m. (Boston time) in the case of any request for a Base Rate Advance made on the proposed Drawdown Date of such Loan). Each request for a Revolving Credit Loan hereunder shall be made in the minimum amount of $500,000 or a greater integral multiple of $100,000, and shall be irrevocable and binding on the U.S. Borrowers and shall obligate the U.S. Borrowers to accept the Revolving Credit Loan requested on the proposed Drawdown Date.

        (S)  Election of Eurocurrency Rate; Notice of Election; Interest
             -----------------------------------------------------------
   Periods; Minimum Amounts.
   ------------------------

             (a) With respect to the Revolving Credit Loans, at the Parent's option, so long as no Default or Event of Default has occurred and is then continuing, the Parent may (i) elect to convert any Base Rate Advance or a portion thereof to a Eurocurrency Advance, (ii) at the time of any request for a Revolving Credit Loan, specify that such requested Revolving Credit Loan shall be a Eurocurrency Advance, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurocurrency Advance as such, provided that the Parent gives timely notice to the Managing Agent pursuant to (S)2.4(b) hereof. Upon determining any Eurocurrency Rate, the Managing Agent shall forthwith provide notice thereof to the Parent and the Lenders, and each such notice to the Parent and the Lenders shall be considered prima facie correct and binding, absent manifest error.

             (b) With respect to the Revolving Credit Loans, three (3) Business Days prior to the making of any Loan which is to be a Eurocurrency Advance or the conversion of any Base Rate

        Advance to a Eurocurrency Advance, or, in the case of an outstanding Eurocurrency Advance, the expiration date of the applicable Interest Period, the Parent, on behalf of the U.S. Borrowers, shall give written, telex or telecopy notice received by the Managing Agent not later than 2:00 P.M. (Boston time) of their election pursuant to (S)2.4(a) hereof. Each such notice delivered to the Managing Agent shall specify the aggregate principal amount of the Revolving Credit Loans to be borrowed or maintained as or converted to Eurocurrency Advances and the requested duration of the Interest Period that will be applicable to such Eurocurrency Advance, and shall be irrevocable and binding upon the U.S. Borrowers. If the Parent on behalf of the U.S. Borrowers shall fail to give the Managing Agent notice of their election hereunder together with all of the other information required by this (S)2.4(b) with respect to any Revolving Credit Loan, whether at the end of an Interest Period or otherwise, such Loan shall be deemed to be a Base Rate Advance.


        (S)  Mandatory Reduction of the Revolving Credit Commitment.
             ------------------------------------------------------

   Upon any repayment of the Revolving Credit Loans pursuant to (S)7.6(d), (e), or (f) hereof, the Revolving Credit Commitment shall be reduced by an amount equal to such repayment, provided that any such repayment from the proceeds of (a) the sale of common stock of the Parent described in the Registration Statement, and (b) the sale of the convertible subordinated notes of the Parent due 2001 described in the prospectus dated October __, 1996 shall not operate to reduce the Revolving Credit Commitment to an amount less than $375,000,000. No reduction of the Revolving Credit Commitment pursuant to this (S)2.5 shall be reinstated.

        (S)  LETTERS OF CREDIT.

        (S)  Letter of Credit Issuance.
             -------------------------

        Subject to the terms and conditions hereof and the execution and receipt of a Letter of Credit Application from an Authorized Signatory of the Parent at least four (4) Business Days prior to issuance, and in reliance upon the representations and warranties of the Borrowers contained herein and upon the agreement of the Lenders set forth in (S)3.7 hereof, the Issuing Lender, on behalf of the Lenders in the case of a U.S. L/C or on behalf of the Multicurrency Lenders in the case of an International L/C, will issue Letters of Credit denominated in Dollars or any Optional Currency in such form as may be requested from time to time by the Borrowers and agreed to by the Issuing Lender (which Letters of Credit may provide for automatic annual renewals subject to the satisfaction of the conditions precedent to the renewal set forth herein and in the Letter of Credit); provided, however, that after giving effect to such request, (a) the aggregate Maximum Drawing Amount of all U.S. L/Cs plus the aggregate outstanding principal amount of all Revolving Credit Loans shall not exceed the Revolving Credit Commitment, (b) the aggregate Maximum Drawing Amount of all International L/Cs plus the aggregate outstanding principal amount of all Multicurrency Loans shall not exceed the Multicurrency Commitment, (c) the aggregate Maximum Drawing Amount of all Letters of Credit plus the aggregate outstanding principal amount of all Revolving Credit Loans and all Multicurrency Loans shall not exceed the Total Commitment, (d) the Maximum Drawing Amount of all U.S. L/Cs shall not exceed seventy-five percent

   (75%) of the then effective Revolving Credit Commitment, and (e) the Maximum Drawing Amount of all International L/Cs shall not exceed seventy-five percent (75%) of the then effective Multicurrency Commitment (in each case calculating all amounts denominated in Optional Currencies at their Dollar Equivalent). No Letter of Credit shall have an expiration date later than thirty (30) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated Persons, forty-five (45) days) prior to the Maturity Date. The Borrowers shall not be required to make requests for Letters of Credit in a minimum amount. All Existing Letters of Credit outstanding on the Effective Date listed on Schedule 3.1(a) hereto and all Existing Wheelabrator L/Cs listed on Schedule 3.1(b) hereto shall be Letters of Credit under this Agreement. To the extent that the provisions of any Letter of Credit Application conflict with the provisions of this Agreement, the provisions of this Agreement shall control.

        (S)  Reimbursement Obligation of the Borrowers.
             -----------------------------------------

        In order to induce the Issuing Lender to issue, extend and renew the Letters of Credit, the U.S. Borrowers (with respect to all Letters of Credit) and the International Borrowers (with respect to the International L/Cs) hereby agree jointly and severally to reimburse or pay to the Issuing Lender for the benefit of (i) the Lenders with respect to each U.S. L/C, and (ii) the Multicurrency Lenders with respect to each International L/C issued, extended or renewed by the Issuing Lender hereunder as follows:

             (a) On each date that any draft presented under any Letter of Credit is honored by the Issuing Lender or the Issuing Lender otherwise makes payment with respect thereto, (i) the amount paid by the Issuing Lender under or with respect to such Letter of Credit, and (ii) the amount of any taxes (other than income taxes), fees, charges or other costs and expenses whatsoever incurred by the Issuing Lender in connection with any payment made by the Issuing Lender under, or with respect to, such Letter of Credit.

             (b) Each such payment shall be made to the Managing Agent in accordance with (S)3.3 hereof.

        (S)  Letter of Credit Payments.
             -------------------------

        If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Lender shall notify the Borrowers and the Managing Agent of the date and amount of the draft presented or demand for payment and of the date and time when the Issuing Lender expects to pay such draft or honor such demand for payment. On the date that such draft is paid or other payment is made by the Issuing Lender, the Managing Agent shall promptly notify the Borrowers of the amount of any unpaid Reimbursement Obligation. Any Reimbursement Obligations with respect to U.S. L/Cs which are not paid by the U.S. Borrowers to the Managing Agent on the date that such draft is paid or other payment is made by the Issuing Lender shall be deemed to be Revolving Credit Loans for all purposes hereunder and shall bear interest at the Base Rate plus the Applicable Margin until converted in accordance with (S)2.4 hereof. Any Reimbursement Obligations with respect to International L/Cs which are not paid by the Borrowers to the Managing Agent on the date that such draft is paid or other payment is made by the Issuing Lender shall bear interest until payment in full (whether before or after judgment) at the rate specified in specified in (S)7.3 hereof for overdue amounts. The responsibility of the Issuing Lender to the Borrowers and the Lenders shall be only to determine that all documents (including each draft) required to be delivered under each Letter of Credit in connection with such presentment have been delivered and are in conformity in all material respects with such Letter of Credit.


        (S)  The Uniform Customs and Practice; Obligations Absolute.
             --------------------------------  --------------------

             (a) The Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "Uniform Customs"), shall be binding on the Borrowers and the Issuing Lenders with respect to each Letter of Credit, except as otherwise provided in such Letter of Credit and except to the extent otherwise from time to time agreed to by the Borrowers and the relevant Issuing Lender in writing. The Borrowers assume all risks of the acts or omissions of the beneficiary of the Letter of Credit with respect to the Letter of Credit.

             (b) The Borrowers' obligations under (S)3.2 and this (S)3.4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which any Borrower may have or have had against the Issuing Lenders, the Agents, the Lenders, or any beneficiary of any Letter of Credit. In furtherance of, and not in limitation of the Issuing Lenders' and the Managing Agent's rights and powers under the Uniform Customs, but subject to all other provisions of this (S)3.4, the Borrowers further agree with the Issuing Lender that the Issuing Lender shall not have any liability for and that the Borrowers assume all responsibility for: (i) the genuineness of any signature; (ii) the form, sufficiency, accuracy, genuineness, falsification or legal effect of any draft, certification or other document required by any Letter of Credit or the authority of the person signing the same; (iii) the failure of any instrument to bear any reference or adequate reference to the Letter of Credit or the failure of any persons to note the amount of any instrument on the reverse of the Letter of Credit or to surrender the Letter of Credit if surrender is not an express condition of drawing thereunder; (iv) the good faith or acts of any person other than the Issuing Lender and its agents and employees; (v) the existence, form, sufficiency or breach of or default under any agreement or instrument (other than the applicable Letter of Credit) of any nature whatsoever;
        (vi) any delay in giving or failure to give any notice, demand or protest on the part of any Issuing Lender; and (vii) any error, omission, delay in or non-delivery of any notice or other communication on the part of the Issuing Lender, however sent. The determination as to whether the conditions to drawing have been satisfied prior to the expiration of the applicable Letter of Credit and whether such other documents are in proper and sufficient form for compliance with such Letter of Credit shall be made by the Issuing Lender in its sole discretion, which determination shall be prima facie evidence of
                                                 ----- -----
        compliance. It is agreed that the Issuing Lender may honor, as complying with the terms of any Letter of Credit and this Agreement, any documents which appear on their face to be in accordance with the terms and conditions of such Letter of Credit, and signed or issued by the beneficiary thereof. Any action, inaction or omission on the part of the Issuing Lender under or in connection with any Letter of Credit or related instruments or documents, if in good faith and with due care and in conformity with such laws, regulations, usage of trade or commercial or banking customs as may be applicable, shall be binding upon the Borrowers, shall not place the Issuing Lender under any liability to the Borrowers, and shall not affect, impair or prevent the vesting of any of the Issuing Lender's rights or powers hereunder or the Borrowers' obligation to make full reimbursement hereunder.

        (S)  Reliance by Issuing Lender.
             --------------------------

        To the extent not inconsistent with (S)(S)3.3 and 3.4, the Issuing Lender shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Lender.
   The Issuing Lender shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders (or the Multicurrency Lenders, as the case may be) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Lenders (or the Multicurrency Lenders, as the case may be), and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders (or the Multicurrency Lenders, as the case may be) and all future holders of the Notes or of a Letter of Credit Participation.

        (S)  Letter of Credit Fee.
             --------------------

        The Borrowers shall (a) pay to the Issuing Lender in advance on the date of issuance of the applicable Letter of Credit, the customary issuance fee of the Issuing Lender, and (b) pay a fee (the "Letter of Credit Fee") to the Managing Agent equal to the Applicable L/C Fee. Such Letter of Credit Fee (but not the issuance fee) is for the accounts of the Lenders in accordance with their respective Revolving Credit Commitment Percentage with respect to any U.S. L/C or their respective Multicurrency Commitment Percentages, with respect to any International L/C and shall be payable quarterly in arrears on the last day of each calendar quarter for the quarter then ended, and on the Maturity Date.

        (S)  Reimbursement Obligations of Lenders.
             ------------------------------------

        Each Lender (or Multicurrency Lender, as the case may be) severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to reimburse the Issuing Lender on demand for its Revolving Credit Commitment Percentage of the amount of each draft paid by the Issuing Lender under each U.S. L/C and its Multicurrency Commitment Percentage of the amount of each draft paid by the Issuing Lender under each International L/C (including, without limitation, the Existing Letters of Credit and the Wheelabrator L/Cs) to the extent that such amount is not reimbursed by the Borrowers pursuant to (S)3.2 (such agreement by a Lender being called herein the "Letter of Credit Participation" of such Lender). Each such payment made by a Lender shall be treated as the purchase by the Lender of a participating interest in the Borrowers' Reimbursement Obligation under (S)3.2 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to (S)3.2. Each Lender agrees that its obligation to reimburse the Issuing Lender pursuant to this (S)3.7 shall not be affected in any way by any circumstance other than the gross negligence or willful misconduct of the Issuing Lender or the Managing Agent.

        (S)  Notice Regarding Letters of Credit.
             ----------------------------------

        One (1) Business Day prior to the issuance of any Letter of Credit or amendments or extensions or renewals thereof, the Issuing Lender shall notify the Managing Agent of the terms of such Letter of Credit, amendment or extension or renewal. On the day of any drawing under any Letter of Credit, the Issuing Lender shall notify the Managing Agent of such drawing under any Letter of Credit. The Managing Agent will promptly notify each of the Lenders of any Letter of Credit issued hereunder and will provide a quarterly summary of all outstanding Letters of Credit to each of the Lenders.

        (S)  THE MULTICURRENCY FACILITY.__
             --------------------------

        (S)  Commitment to Lend.
             ------------------

        Subject to the terms and conditions set forth in this Agreement, each of the Multicurrency Lenders severally agrees to lend to the International Borrowers, and the International Borrowers may borrow and reborrow from time to time from the Effective Date until the Maturity Date, upon notice to the Nassau Branch, given in accordance with (S)4.3 hereof, such Multicurrency Lender's Multicurrency Commitment Percentage of such sums in Dollars or Optional Currencies as are requested by the International Borrowers. In no event shall (a) the aggregate principal outstanding balance of all Multicurrency Loans plus the Maximum Drawing Amount of all International L/Cs exceed at any one time the Multicurrency Commitment, (b) any Multicurrency Lender be obligated to fund or maintain Multicurrency Loans and participate in International L/Cs in excess of such Lender's Multicurrency Commitment Percentage of the Multicurrency Commitment, or (c) the aggregate outstanding principal balance of all Revolving Credit Loans and Multicurrency Loans plus the Maximum Drawing Amount of all Letters of Credit exceed at any one time the Total Commitment (in each case calculating all amounts denominated in Optional Currencies at their Dollar Equivalent).

        (S)  Reduction of Multicurrency Commitment.
             -------------------------------------

        The International Borrowers shall have the right at any time and from time to time upon five (5) Business Days' written notice given by an Authorized Officer of the Parent to the Managing Agent (which shall give prompt notice thereof to each of the Multicurrency Lenders) to reduce by $5,000,000 or an integral multiple thereof or terminate entirely the amount of the unborrowed or unutilized portion of the Multicurrency Commitment, provided that the International Borrowers may not reduce the Multicurrency Commitment to an amount less than the Dollar Equivalent of the sum of the outstanding Multicurrency Loans plus the Maximum Drawing Amount of all International L/Cs. If the U.S.

   Borrowers elect to terminate the Revolving Credit Commitment pursuant to
   (S)2.2 hereof, then the Multicurrency Commitment shall automatically terminate. Upon the effective date of any such reduction or termination, the International Borrowers shall pay to the Managing Agent for the respective accounts of the Multicurrency Lenders the full amount of any Commitment Fee then accrued on the amount of the reduction. No reduction of the Multicurrency Commitment hereunder shall be subject to reinstatement. Any reduction of the Multicurrency Commitment pursuant to this (S)4.2 shall result in a corresponding reduction in the Total Commitment.

        (S)  Requests for Multicurrency Loans.
             --------------------------------

        Any Authorized Signatory of any International Borrower shall give to the Nassau Branch written notice in the form of Exhibit B-2 hereto (or telephonic notice confirmed by telecopy the same day in the form of Exhibit B-2 hereto) of each Multicurrency Loan requested hereunder (a "Multicurrency Loan Request") not later than 2:00 P.M. (Boston time) three (3) Eurocurrency Business Days prior to the proposed Drawdown Date of a Multicurrency Loan (which must be a Eurocurrency Business Day), provided that the signature of an Authorized Officer of the Parent shall be required for each loan request in excess of $10,000,000 (expressing all amounts denominated in Optional Currencies at their Dollar Equivalent). The Nassau Branch shall promptly notify the Multicurrency Lenders of such notice. Each request for a Multicurrency Loan hereunder shall be made in a minimum amount of $500,000 or the Dollar Equivalent thereof in an Optional Currency, and shall be irrevocable and binding on the International Borrowers and shall obligate the International Borrowers to accept the Multicurrency Loan requested on the proposed Drawdown Date.

        (S)  Optional Currencies.
             -------------------

             (a) Subject to the terms and conditions of (S)7.13 hereof, the International Borrowers may elect, prior to the Maturity Date, to draw down or convert a portion of the funds available under (S)4 of this Agreement in, or to, an Optional Currency, provided that (i) the Dollar Equivalent of the aggregate principal amount of Multicurrency Loans plus the Maximum Drawing Amount of all International L/Cs outstanding under this Agreement immediately following any such drawdown or conversion shall not exceed the Multicurrency Commitment, (ii) the aggregate principal amount of all Revolving Credit Loans and all Multicurrency Loans outstanding under this Agreement immediately following any such drawdown or conversion plus the Maximum Drawing Amount of all Letters of Credit (calculating all amounts denominated in any Optional Currency at their Dollar Equivalent) shall not exceed the Total Commitment, and
        (iii) the Dollar Equivalent of any funds proposed to be converted at any one time under this (S)4.4 shall be not less than $500,000. In order to exercise the foregoing option, the International Borrowers must deliver to the Nassau Branch, which shall promptly give to the Multicurrency Lenders notice thereof, a written notice, subject to any other notice requirements under this Agreement, designating the currency into which the designated portion of the Loans is to be drawn down or, as the case may be converted, at least three (3) Eurocurrency Business Days prior to the commencement of the subsequent Interest Period relating to such portion of the Loans and any such conversion shall be effected on such date. If any such notice is not delivered to the Nassau Branch by the International Borrowers at least three (3) Eurocurrency Business Days prior to the end of an existing Interest Period with respect to any outstanding Multicurrency Loan, the International Borrowers shall be deemed to have requested that the amount of the relevant Loan continue to be denominated in the currency in which it then currently stands denominated and that the subsequent Interest Period have a duration of one (1) month.

             (b) For all purposes of this Agreement, except as provided in
        (S)7.9 hereof, the amount in one currency which shall be equivalent on any particular date to a specified amount in another currency shall be that amount (as conclusively ascertained by the Managing Agent absent manifest error) in the first currency which is or could be purchased by the Managing Agent (in accordance with its normal banking practices) with such specified amount in the second currency in the Nassau foreign currency deposits market for delivery on such date at the spot rate of exchange prevailing at or about 11:00 a.m., Nassau time, on such date.

             (c) In the event that any portion of the funds available under the terms of this Agreement is denominated in one or more Optional Currencies, the Dollar Equivalent of such portion of the funds shall be calculated pursuant to paragraph (b) above by the Nassau Branch at the time the Borrowers request a Loan and otherwise no less frequently than once per week. The amount so determined shall then be added to the amount already outstanding in Dollars for the purpose of determining the remaining availability of funds under (S)(S)4.1 and 4.4(a) hereof, and any required repayments under (S)7.6(a)-(c) hereof.

        (S)  THE TERM LOAN.
             --------------

        (S)  Term Loan.
             ----------

        Subject to the terms and conditions set forth herein, each Lender agrees to lend to the U.S. Borrowers on the Effective Date, its Term Loan Percentage of a term loan in the principal amount of $200,000,000 (the "Term Loan").

        (S)  The Term Notes.
             ---------------

        The Term Loan shall be evidenced by separate promissory notes of the U.S. Borrowers in substantially the form of Exhibit A-3 hereto (each a "Term Note"), dated the Effective Date and completed with appropriate insertions. One Term Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Term Loan Percentage of $200,000,000 and shall represent the obligation of the U.S. Borrowers to pay to such Lender such principal amount (or the outstanding principal amount, if less) plus interest accrued thereon, as set forth below. The U.S. Borrowers irrevocably authorize each Lender to make or cause to be made a notation on such Lender's records reflecting the original principal amount of such Lender's Term Note and, at or about the time of such Lender's receipt of any principal payment on such Lender's Term Note, an appropriate notation on such Lender's records reflecting such payment. The aggregate unpaid amount set forth on such Lender's records shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount shall not limit, increase, or otherwise affect the obligations of the U.S. Borrowers hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

        (S)  Scheduled Repayments.
             ---------------------

        Each of the U.S. Borrowers promises to pay to the Managing Agent for the account of the Lenders the principal amount of the Term Loan plus interest thereon as set forth in (S)7.1 hereof in twenty (20) consecutive quarterly installments of (a) $5,000,000 payable on each of December 31, 1996, March 31, 1997, June 30, 1997, and September 30, 1997, (b) $8,750,000 payable on each of December 31, 1997, March 31, 1998, June 30, 1998, and September 30, 1998; (c) $11,250,000 payable on each of December 31, 1998, March 31, 1999,
   June 30, 1999, and September 30, 1999, and (d) $12,500,000 payable on the last day of each fiscal quarter thereafter, with a final payment on the Maturity Date in an amount equal to the unpaid balance of the Term Loan, if any, plus interest thereon.

        (S)  Mandatory Prepayment of the Term Loan.
             -------------------------------------

        So long as the outstanding principal amount of the Term Loan is greater than $100,000,000, the U.S. Borrowers shall make mandatory prepayments with respect to the Term Loan in an amount equal to the lesser of (a) seventy-five percent (75%) of Excess Operating Cash Flow (i) for the period beginning on the Effective Date and ending March 31, 1997, and (ii) for each fiscal year thereafter, commencing with the fiscal year beginning April 1, 1997, or (b) the amount necessary to reduce the outstanding principal amount of the Term Loan to $100,000,000 provided that if the Leverage Ratio as at the end of the relevant fiscal period described in clauses (i) or (ii) above is 3.50:1 or less, the required repayment amount set forth in clause (a) hereof shall be an amount equal to fifty percent (50%) of Excess Operating Cash Flow for such period. Each such mandatory prepayment shall be due and payable with respect to each fiscal period described in clause (i) or (ii) above on the next July 10 following the end of such fiscal period, and shall be shared pro rata among the Lenders in accordance with each Lender's Term Loan Percentage. All such prepayments shall be applied to the scheduled repayments of the Term Loan in the inverse order of maturity.

        (S)  Election of Eurocurrency Rate; Notice of Election; Interest
             -----------------------------------------------------------
   Periods; Minimum Amounts.
   ------------------------

             (a) With respect to the Term Loan, at the U.S. Borrowers' option, so long as no Default or Event of Default has occurred and is then continuing, the U.S. Borrowers may (i) elect to convert any Base Rate Advance or a portion thereof to a Eurocurrency Advance, and, (ii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurocurrency Advance as such, provided that the U.S. Borrowers give timely notice to the Managing Agent pursuant to (S)5.5(b) hereof. Upon determining any Eurocurrency Rate, the Managing Agent shall forthwith provide notice thereof to the U.S. Borrowers and the Lenders, and each such notice to the Borrowers and the Lenders shall be considered prima facie correct and binding, absent manifest error.

             (b) With respect to the Term Loan, three (3) Business Days prior to the conversion of any Base Rate Advance to a Eurocurrency Advance, or, in the case of an outstanding Eurocurrency Advance, the expiration date of the applicable Interest Period, an Authorized Signatory of the Parent shall give written, telex or telecopy notice received by the Managing Agent not later than 2:00 P.M. (Boston time) of their election pursuant to (S)5.5(a) hereof. Each such notice delivered to the Managing Agent shall specify the aggregate principal amount of the Term Loan to be maintained as or converted to Eurocurrency Advances and the requested duration of the Interest Period that will be applicable to such Eurocurrency Advance, and shall be irrevocable and binding upon the U.S. Borrowers. If the U.S. Borrowers shall fail to give the Managing Agent notice of their election hereunder together with all of the other information required by this (S)5.5(b) with respect to any portion of the Term Loan, whether at the end of an Interest Period or otherwise, such portion of the Term Loan shall be deemed to be a Base Rate Advance.


        (S)  PROVISIONS RELATING TO THE REVOLVING CREDIT LOANS AND THE
             ---------------------------------------------------------
   MULTICURRENCY LOANS.
   -------------------

        (S)  The Notes.
             --- -----

        The Revolving Credit Loans and the Multicurrency Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit A-1 hereto (each a "Revolving Credit Note") and Exhibit A-2 hereto (each a "Multicurrency Note") each dated as of the Effective Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Commitment or, if less, the outstanding aggregate amount of all Revolving Credit Loans made by such Lender, plus interest accrued thereon, as set forth below. One Multicurrency Note shall be payable to the order of each Multicurrency Lender in a principal amount equal to such Multicurrency Lender's Multicurrency Commitment Percentage of the Multicurrency Commitment, or, if less, the outstanding aggregate amount of all Multicurrency Loans made by such Multicurrency Lender, plus interest accrued thereon as set forth below. The Borrowers irrevocably authorize each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or Multicurrency Loan or at the time of receipt of any payment of principal on such Lender's Revolving Credit Note or Multicurrency Note, an appropriate notation on such Lender's Revolving Credit Note record or Multicurrency Note record, as the case may be, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Lender's Revolving Credit Note record or Multicurrency Note record, as the case may be, shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Revolving Credit Note record or Multicurrency Note record shall not limit, increase, or otherwise affect the obligations of the Borrowers hereunder or under any Revolving Credit Note or Multicurrency Note to make payments of principal of or interest on any Loans advanced to the Borrowers and evidenced by such Revolving Credit Note or Multicurrency Note when due.

        (S)  Funds for Revolving Credit Loans and Multicurrency Loans.
             --------------------------------------------------------

                  (a) Not later than 4:30 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loan or any Multicurrency Loan, each of the Lenders (in the case of a Revolving Credit Loan) or each of the Multicurrency Lenders (in the case of a Multicurrency Loan) will make available to the Managing Agent, at the Managing Agent's Head Office (in the case of a Revolving Credit Loan) or to the Nassau Branch (in the case of a Multicurrency Loan), in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage or Multicurrency Commitment Percentage, as the case may be, of the amount of the requested Loan. Upon receipt from each Lender or Multicurrency Lender, as applicable, of such amount, and upon receipt of the documents required by (S)(S)12 and 13 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Managing Agent or the Nassau Branch, as appropriate, will make available to the Borrowers the aggregate amount of such Loan made available to the Managing Agent or the Nassau Branch by the Lenders or the Multicurrency Lenders, as applicable. The failure or refusal of any Lender or Multicurrency Lender, as applicable, to make available at the aforesaid time and place on any Drawdown Date the amount of its Revolving Credit Commitment Percentage or Multicurrency Commitment Percentage of the requested Loan shall not relieve any other Lender from its several obligation hereunder to make available to the Managing Agent or the Nassau Branch, as the case may be, the amount of such other Lender's Revolving Credit Commitment Percentage or Multicurrency Commitment Percentage of any requested Loan.

             (b) In the absence of written notice to the contrary received by the Managing Agent one (1) Business Day prior to the time the relevant Loan was requested pursuant to (S)2.3 or (S)4.3 hereof, the Managing Agent or the Nassau Branch, as appropriate, may assume that each of the Lenders (or the Multicurrency Lenders, as applicable) has made available its ratable portion of the Loans in accordance with (S)2.1 or (S)4.1, as applicable, and the Managing Agent or the Nassau Branch, as applicable, may (but it shall not be required to), in reliance upon such assumption, make available on the relevant Drawdown Date a corresponding amount to the Borrowers. If any Lender or Multicurrency Lender does not make available to the Managing Agent or the Nassau Branch its Revolving Credit Commitment Percentage or Multicurrency Commitment Percentage, as applicable, of the Loans on such Drawdown Date, such Lender or Multicurrency Lender shall pay to the Managing Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Managing Agent for federal funds acquired by the Managing Agent during each day included in such period, times (ii) the amount of such
                                                 -----
        Lender's Revolving Credit Commitment Percentage or such Multicurrency Lender's Multicurrency Commitment Percentage, as applicable, of such Loans, times (iii) a fraction, the numerator of which is the number of
               -----
        days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Revolving Credit Commitment Percentage or such Multicurrency

        Lender's Multicurrency Commitment Percentage, as applicable, of such Loans shall become immediately available to the Managing Agent, and the denominator of which is 360. A statement of the Managing Agent submitted to such Lender or such Multicurrency Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Managing Agent by such Lender or such Multicurrency Lender. If the amount of such Lender's Revolving Credit Commitment Percentage or Multicurrency Commitment Percentage of such Loans is not made available to the Managing Agent or the Nassau Branch, as appropriate, by such Lender within three (3) Business Days following such Drawdown Date, the Managing Agent shall be entitled to recover such amount from the applicable Borrowers on demand (but only after demand for payment has first been made to such Lender or such Multicurrency Lender), with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date, for each day from the date the Managing Agent shall make such amount available to such Borrowers until the date such amount is paid or prepaid to the Managing Agent or the Nassau Branch, as the case may be.

        (S)  Commitment Fees.
             ---------------

        The Borrowers agree to pay to the Managing Agent a fee (the "Commitment Fee") in an amount equal to the Applicable Commitment Fee on the unused portion of the Total Commitment during each fiscal quarter or portion thereof from the Effective Date to the Maturity Date (or to the date of termination in full of the Total Commitment, if earlier). The Commitment Fee shall be payable in arrears on the last day of each fiscal quarter commencing with the fiscal quarter ending December 31, 1996, for the fiscal quarter then ending, with a final payment on the Maturity Date (or to the date of termination in full of the Total Commitment, if earlier). For purposes of computing the Commitment Fee, the Maximum Drawing Amount of all L/Cs shall be considered usage with respect to the Commitment. For purposes of determining the unused portion of the Multicurrency Commitment, the Dollar Equivalent of each Multicurrency Loan and the Maximum Drawing Amount of all International L/Cs as determined on the Drawdown Date, and on the date of subsequent adjustments made twice per month shall be the amount used in connection with the usage of the Multicurrency Commitment. That portion of the Commitment Fee payable with respect to the Revolving Credit Commitment shall be shared among the Lenders pro rata in accordance with their Revolving Credit Commitment Percentages. That portion of the Commitment Fee payable with respect to the Multicurrency Commitment shall be shared among the Multicurrency Lenders pro rata in accordance with their respective Multicurrency Commitment Percentages.

        (S)  Provisions Relating to All Loans.
             --------------------------------

        (S)  Interest on Loans.
             -----------------

        The outstanding principal amount of the Loans shall bear interest at the rate per annum equal to (a) with respect to Revolving Credit Loans and the Term Loan, the Base Rate plus the Applicable Margin, or, at the U.S. Borrowers' option as provided in (S)2.4 and (S)5.5 hereof, at the Eurocurrency Rate plus the Applicable Margin, and (b) with respect to Multicurrency Loans, the Eurocurrency Rate plus the Applicable Margin. Interest with respect to the Loans shall be payable (i) quarterly in arrears on the last

   Business Day of each fiscal quarter of each year on Base Rate Loans, (ii) on the last day of the applicable Interest Period, and if such Interest Period is longer than three (3) months, also on the day of the third month following the beginning of such Interest Period which corresponds to the day on which such Interest Period began on Eurocurrency Advances, (iii) on any prepayment date with respect to accrued interest on amounts prepaid, and (iv) on the Maturity Date and on any date on which any amounts owing under any of the Loan Documents are declared immediately due and payable for all Loans. Subject to the provisions of (S)18.10 hereof, interest payments received by the Managing Agent with respect to the Term Loan and the Revolving Credit Loans shall be shared among the Lenders pro rata in accordance with the outstanding principal amount of all such Loans made by each Lender to the U.S. Borrowers. Interest payments received by the Managing Agent with respect to the Multicurrency Loans shall be shared pro rata among the Multicurrency Lenders in accordance with the outstanding principal amount of all such Multicurrency Loans made by each of the Multicurrency Lenders to the International Borrowers.

        (S)  Maturity of the Loans.
             ---------------------

        The Loans shall be due and payable on the Maturity Date or on such earlier date on which such Loans become due and payable pursuant to (S)14 hereof. The Borrowers promise to pay on the Maturity Date or on such earlier date on which the Loans become due and payable all Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

        (S)  Interest on Overdue Amounts.
             ---------------------------

        Except as otherwise limited by (S)7.4 hereof, overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the rate of two percent (2%) above the otherwise applicable rate until such amount shall be paid in full (after as well as before judgment).

        (S)  Interest Limitation.
             -------------------

        Notwithstanding any other term of this Agreement or any Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder or under any Note by the Lenders shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Agreement, any Note, or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

        (S)  Optional Repayments.
             -------------------

   The Borrowers shall have the right, at their election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium (other than the obligation to reimburse the Lenders and the Agents pursuant to (S)7.12 hereof). The Borrowers shall give notice to the Managing Agent, no later than 2:00 P.M., Boston time, (a) on the proposed repayment date of any Base Rate Advances, and (b) at least three (3) Eurocurrency Business Days prior to the proposed repayment date of Eurocurrency Advances, in each case specifying the proposed date of repayment of Loans, whether such prepayment is to be applied to the Revolving Credit Loans, the Multicurrency Loans, or the Term Loan, and the principal amount to be repaid. Each such partial repayment of the Loans shall be $500,000 or a greater integral multiple of $100,000, and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of repayment. Unless the Borrowers elect to repay the total aggregate outstanding amount of the Loans, the Borrowers may not elect to make any repayments which would reduce the total aggregate outstanding amount of the Revolving Credit Loans or the Multicurrency Loans (calculated at their Dollar Equivalent) to an amount less than $500,000. Any optional prepayment of principal of the Term Loan shall be applied against the scheduled installments of principal due in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed.

        (S)  Mandatory Repayments.
             --------------------


             (a) If at any time the aggregate principal amount of the outstanding Revolving Credit Loans and Multicurrency Loans plus the Maximum Drawing Amount of all Letters of Credit (calculating all amounts denominated in any Optional Currency at their Dollar Equivalent) shall exceed the Total Commitment, whether as a result of fluctuations in currency exchange rates, by operation of (S)(S)2.2, 2.5, 4.2, or otherwise, the Borrowers shall pay immediately upon demand made by the Managing Agent all amounts (calculated at the Dollar Equivalent) required in order to reduce such amount outstanding to the Total Commitment, and, if no Loans are then outstanding, shall deposit with the Managing Agent cash collateral in an amount equal to the amount by which the Maximum Drawing Amount of all Letters of Credit (calculating all amounts denominated in Optional Currencies at their Dollar Equivalent) exceeds the Total Commitment.

             (b) If at any time the aggregate principal amount of the outstanding Revolving Credit Loans and the Maximum Drawing Amount of all U.S. L/Cs (calculating all amounts denominated in Optional Currencies at their Dollar Equivalent) shall exceed the Revolving Credit Commitment, whether by operation of (S)(S)2.2 or 2.5 or otherwise, the Borrowers shall pay immediately upon demand made by the Managing Agent all amounts required in order to reduce such amount outstanding to the Revolving Credit Commitment, and, if no Loans are then outstanding and the Dollar Equivalent of the Maximum Drawing Amount of all U.S. L/Cs exceeds by $100,000 or more the Revolving Credit Commitment, the Borrowers shall deposit with the Managing Agent cash collateral in an amount equal to the amount by which the Dollar Equivalent of the Maximum Drawing Amount of all U.S. L/Cs exceeds the Revolving Credit Commitment.

             (c) If at any time the Dollar Equivalent of the aggregate principal amount of the outstanding Multicurrency Loans plus the Maximum Drawing Amount of all International L/Cs shall exceed the Multicurrency Commitment, whether as a result of currency exchange rates, by operation of (S)4.2, or otherwise, the Borrowers shall pay immediately upon demand made by the Managing Agent all amounts (calculated at the Dollar Equivalent) required in order to reduce such amount outstanding to the Multicurrency Commitment, and, if no Loans are then outstanding and the Dollar Equivalent of the Maximum Drawing Amount of all International L/Cs exceeds by $100,000 or more the Multicurrency Commitment, the Borrowers, shall deposit with the Managing Agent cash collateral in an amount equal to the amount by which the Dollar Equivalent of the Maximum Drawing Amount of all International L/Cs exceeds the Multicurrency Commitment.

             (d) Upon a sale, or a combination of sales, of the assets of the Borrowers (other than sales in the ordinary course of business) occurring at a time when the Leverage Ratio is greater than 3.25:1 which results in receipt by the Borrowers of an aggregate of more than $25,000,000 (i) in cash proceeds (net of expenses) in any twelve-month period, and/or (ii) in repayment of any Indebtedness owing to the Borrowers resulting from any such sale or combination of sales of assets, the Borrowers shall prepay the Loans in an amount equal to the lesser of (x) 100% of the excess of such amount described in clause (i) and (ii) hereof over $25,000,000 received by the Borrowers, or (y) the amount necessary to reduce the Leverage Ratio to a value of 3.25:1 provided that the Borrowers shall not be required to make any such prepayment to the extent that such amount received by the Borrowers is used within thirty (30) days of the receipt thereof to purchase additional assets useful in the business of the Borrowers. All such prepayments shall be applied first to the remaining scheduled repayments of the Term Loan on a pro-rata basis, and, if no principal amount of the Term Loan is then outstanding, to the principal amount of the Revolving Credit Loans, and if no portion of the Term Loan and no Revolving Credit Loans are then outstanding, to the outstanding principal amount of the Multicurrency Loans.

             (e) Upon any issuance of any Subordinated Debt of the Parent, the Borrowers shall prepay the Loans in an amount equal to the lesser of (i) seventy-five percent (75%) of the net cash proceeds of such issuance received by the Parent, or if the Leverage Ratio is less than or equal to 3.50:1, fifty percent (50%) of such net cash proceeds, or (ii) the then outstanding principal amount of the Loans, provided that the Borrowers shall not be required to make such prepayment to the extent that such Subordinated Debt or such net cash proceeds are used as consideration for a pending acquisition permitted by (S)10.4 hereof.
        All such prepayments shall be applied first to the remaining scheduled repayments of the Term Loan on a pro-rata basis, and, if no principal amount of the Term Loan is then outstanding, to the principal amount of the Revolving Credit Loans, and if no portion of the Term Loan and no Revolving Credit Loans are then outstanding, to the outstanding principal amount of the Multicurrency Loans. Nothwithstanding anything in this (S)7.6(e) to the contrary, the proceeds of the issuance of the convertible subordinated notes of the Parent due 2001 described in the prospectus dated October __, 1996 shall be used to prepay the Loans as set forth in this (S)7.6(e).

             (f) Upon any issuance of common stock of the Parent, the Borrowers shall prepay the Loans in an amount equal to the lesser of (i) 100% of the net cash proceeds of such issuance received by the Parent, or (ii) the amount necessary to reduce the Leverage Ratio to a ratio of no more than 3.25:1, provided that the Borrowers shall not be required to make such prepayment to the extent that such common stock or such net cash proceeds are used as consideration for a pending acquisition permitted by (S)10.4 hereof. All such prepayments shall be applied first to the remaining scheduled repayments of the Term Loan on a pro-rata basis, and, if no principal amount of the Term Loan is then outstanding, to the principal amount of the Revolving Credit Loans, and if no portion of the Term Loan and no Revolving Credit Loans are then outstanding, to the outstanding principal amount of the Multicurrency Loans. Nothwithstanding anything in this (S)7.6(f) to the contrary, the proceeds of the issuance of the shares of the Parent described in the Registration Statement shall be used to prepay the Loans as set forth in this (S)7.6(f).

        (S)  Application of Repayments.
             -------------------------

        All repayments of principal made pursuant to (S)7.6 (other than as expressly provided in (S)7.6(d), (e) or (f) hereof) shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Advances and then to the principal of Eurocurrency Advances. Each partial repayment shall be allocated among the Lenders (or the Multicurrency Lenders, in the case of repayments of the Multicurrency Loans), in proportion, as nearly as practicable, to the respective unpaid aggregate principal amount of each Lender's Loans, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

        (S)  Payments.
             --------

             (a) All payments of principal, interest, Commitment Fees, and any other amounts due hereunder (i) denominated in Dollars shall be made by the Borrowers to the Managing Agent in immediately available funds in Dollars at the Managing Agent's Head Office at 100 Federal Street, Boston, Massachusetts 02110 or (ii) denominated in any Optional Currency shall be made in immediately available funds in such Optional Currency, for the account of the Managing Agent at the Nassau Branch's office.
        The Managing Agent shall be entitled to debit the Borrowers' accounts with the Managing Agent or the Nassau Branch in the amount of each such payment when due in order to effect timely payment thereof. The Managing Agent will, promptly after its receipt thereof, distribute like funds relating to the payment of principal, interest, or Commitment Fees ratably to the Lenders or the Multicurrency Lenders, as applicable.

             (b) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without set-off or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrowers will pay to the Managing Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders to receive the same net amount which the Lenders would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Managing Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document. The provisions of this (S)7.8(b) shall survive repayment of the Obligations and termination of this Agreement.

             (c) Each Lender that is not incorporated under the laws of the United States of America or a state thereof or the District of Columbia (a "Non-U.S. Lender") agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Parent and the Managing Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Non-U.S. Lender is entitled to receive payments from the Parent under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes. Each Non-U.S. Lender that so delivers a Form 1001 or 4224 pursuant to the preceding sentence further undertakes to deliver to the Parent and the Managing Agent two further copies of Form 1001 or 4224 or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Parent and the Managing Agent, and such extensions or renewals thereof as may reasonably be requested by the Parent and the Managing Agent, certifying in the case of a Form 1001 or 4224 that such Non-U.S. Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-U.S. Lender from duly completing and delivering any such form with respect to it and such Non-U.S. Lender advises the Parent that it is not capable of receiving payments without any deduction or from the Parent withholding of United States federal income tax.

        (S)  Computations.
             ------------

        All computations of interest with respect to Eurocurrency Loans shall be based on a 360-day year and paid for the actual number of days elapsed. All other computations of interest, Commitment Fees, Letter of Credit Fees, or other fees shall be based on a 365- or 366-day year, as applicable, and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension; provided that any Interest Period for any Eurocurrency Advance which ends on a day that is not a Eurocurrency Business Day shall end on the next succeeding Eurocurrency Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurocurrency Business Day. If any sum due from the Borrowers under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency in which the same is payable hereunder or under such order or judgment into another currency for the purpose of (a) making or filing a claim or proof against the Borrowers, (b) obtaining an order or judgment in any court or other tribunal, or (c) or enforcing any order or judgment given or made in relation hereto, the Borrowers shall indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between the rate of exchange used for such purpose to convert the sum in question from the first currency into such other currency and the rate or rates of exchange at which such Person may in the ordinary course of business purchase the first currency with such other currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

        (S)  Additional Costs, Etc.
             ---------------------

        If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the any Lender or any Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

             (a) subject any Lender or any Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, the Total Commitment, the Multicurrency Commitment, the Revolving Credit Commitment, the Letters of Credit, the Loans (other than taxes imposed by any jurisdiction in which any Lender's or any Agent's head office is located and based upon or measured by the income or profits of such Lender or such Agent), or

             (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal or of the interest on any Loans or any other amounts payable to any Lender or any Agent under this Agreement or the other Loan Documents, or

             (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of, an office of any Lender or any Agent, or

             (d) impose on any Lender or any Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Letters of Credit, the Total Commitment, the Multicurrency Commitment, the Revolving Credit Commitment, or any class of loans or commitments of which any of the Loans, the Multicurrency Commitment, the Revolving Credit Commitment, or the Total Commitment forms a part, and the result of any of the foregoing is

        (i) to increase the cost to any Lender or any Agent of making, funding, issuing, renewing, extending or maintaining the Loans, the Letters of Credit, the Letter of Credit Participations, the Multicurrency Commitment, the Revolving Credit Commitment, or the Total Commitment;

        (ii) to reduce the amount of principal, interest or other amount payable to any Lender or any Agent hereunder on account of the Total Commitment, the Multicurrency Commitment, the Revolving Credit Commitment, the Letters of Credit, the Letter of Credit Participations, or the Loans;

        (iii) to require any Lender or any Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the any Lender or any Agent from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Lender or such Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or such Agent such additional amounts as will be sufficient to compensate such Lender or such Agent for such additional cost, reduction, payment or foregone interest or other sum (after such Lender or such Agent shall have allocated the same fairly and equitably among all customers of any class generally affected thereby). The provisions of this (S)7.10 shall survive repayment of the Obligations and termination of this Agreement.

        (S)  Capital Adequacy.
             ----------------

        If any present or future applicable law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Lender or any Agent, or any corporation controlling such Lender or such Agent, and such Lender or such Agent determines that the amount of capital required to be maintained by it is increased by or based upon such Lender's commitment to make, or maintenance of, Loans or Letter of Credit Participations hereunder, then such Lender or such Agent may notify the Borrowers of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate, the Borrowers and such Lender or such Agent shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrowers receive such notice, an adjustment payable hereunder that will adequately compensate such Lender or such Agent in light of these circumstances. If the Borrowers and such Lender or such Agent or any corporation controlling such Lender or such Agent are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Lender's or such Agent's reasonable determination, provide adequate compensation to such Lender or such Agent or any corporation controlling such Lender or such Agent, such amount to be considered prima facie correct and binding, absent manifest error. Such Lender or such Agent shall allocate such cost increases among its customers in good faith and on an equitable basis. The provisions of this (S)7.11 shall survive repayment of the Obligations and termination of this Agreement.

        (S)  Eurocurrency Indemnity.
             ----------------------

        The Borrowers agree to indemnify each Lender and each Agent and to hold them harmless from and against any loss, cost or expenses (including loss of anticipated profits directly related to the circumstances described below) that such Lender or such Agent may sustain or incur as a consequence of a failure of the Borrowers to satisfy any condition precedent to the making of any Loan or any default by the Borrowers in making a borrowing or conversion or continuation after the Borrowers have given (or are deemed to have given) notice pursuant to (S)2.3, (S)2.4, (S)4.3, (S)4.4, or (S)5.5 hereof, or the making of any payment of a Eurocurrency Advance or the making of or any conversion of any such Eurocurrency Advance to a Base Rate Advance on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Lenders to lenders of funds obtained by them in order to maintain any such Loans. The Lenders and the Agent shall deliver to the Borrowers a certificate setting forth any amounts owing pursuant to this (S)7.12, such amounts to be considered prima facie correct and binding, absent manifest error. The provisions of this
   (S)7.12 shall survive repayment of the Obligations and termination of this Agreement.

        (S)  Illegality; Inability to Determine Eurocurrency Rate.
             ----------------------------------------------------

        (a) Notwithstanding any other provision of this Agreement, if (i) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to any Lender or any Agent shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for such Lender or such Agent to perform its obligations in respect of any Eurocurrency Advances, or (ii) if any Lender or any Agent shall reasonably determine with respect to Eurocurrency Advances that (x) by reason of circumstances affecting any Eurocurrency interbank market, adequate and reasonable methods do not exist for ascertaining the Eurocurrency Rate which would otherwise be applicable during any Interest Period, or (y) deposits of Dollars or Optional Currencies, as applicable, in the relevant amount for the relevant Interest Period are not available to the Lenders or the Agents in any Eurocurrency interbank market, or (z) the Eurocurrency Rate does not or will not accurately reflect the cost to such Lender or such Agent of obtaining or maintaining the applicable Eurocurrency Advances during any Interest Period, then the Managing Agent shall promptly give telephonic, telex or cable notice of such determination to the Borrowers (which notice shall be conclusive and binding upon the Borrowers).

        (b) With respect to Revolving Credit Loans and any portion of the Term Loan bearing interest by reference to the Eurocurrency Rate, upon such notification by the Managing Agent given in accordance with (S)7.13(a) hereof, the obligation of the Lenders to make Eurocurrency Advances available shall be suspended until the Lenders determine that such circumstances no longer exist, and the outstanding Eurocurrency Advances shall continue to bear interest at the applicable rate based on the Eurocurrency Rate until the end of the applicable Interest Period, and thereafter shall be deemed converted to Base Rate Advances in equal principal amounts.

        (c) With respect to Multicurrency Loans requested to be made, maintained, or converted while the circumstances described in (S)7.13(a) are continuing, upon such notification by the Managing Agent given in accordance with (S)7.13(a) hereof, the Managing Agent shall substitute a one-month Interest Period for the Interest Period requested by the International Borrowers, and shall calculate interest on the principal amount of such Multicurrency Loan by substituting for the Multicurrency Rate the rate per annum determined by the Managing Agent in consultation with the Multicurrency Lenders to be that which fairly expresses as a percentage per annum the cost to the Multicurrency Lenders (acting in good faith in consideration of all relevant factors, including, but not limited to, the minimization of such costs where feasible) of funding such principal amount in the requested Optional Currency during such alternative Interest Period, as certified by the Managing Agent to the Borrowers and the Multicurrency Lenders upon determination thereof. Upon receipt of notice of such alternative interest rate, the International Borrowers may refuse to accept such Multicurrency Loan. The Borrowers shall, forthwith on demand, indemnify each Multicurrency Lender against any liability in respect of funds contracted for or otherwise acquired which such Multicurrency Lender incurs as a consequence of the International Borrowers' refusal to borrow any Multicurrency Loan pursuant to the provisions of this (S)7.13(c). Subject to the terms and conditions of the previous sentence, the Borrowers may request that such Multicurrency Loan be denominated in Dollars.

        (S)  Concerning Joint and Several Liability of the Borrowers.
             -------------------------------------------------------

             (a) Each of the U.S. Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with all of the other Borrowers, with respect to the payment and performance of all of the Obligations of both the U.S. Borrowers and the International Borrowers (including, without limitation, any such Obligations arising under this (S)7.14), it being the intention of the parties hereto that all of the Obligations of both the U.S. Borrowers and the International Borrowers shall be the joint and several Obligations of each of the U.S. Borrowers without preferences or distinction among them.

             (b) To the fullest extent permitted by applicable law, each of the International Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as surety but also as co-debtor, joint and several liability with all of the other International Borrowers, with respect to the payment and performance of all of the Obligations of the International Borrowers (including without limitation any such Obligations arising under this (S)7.14), it being the intention of the parties hereto that all of the Obligations of the International Borrowers shall be the joint and several Obligations of each of the International Borrowers without preference or distinction among them.

             (c) Each of the U.S. Borrowers is accepting joint and several liability for the Obligations of all of the Borrowers hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other U.S. Borrower to accept joint and several liability for the Obligations of both the U.S. Borrowers and the International Borrowers. Each of the International Borrowers, to the fullest extent permitted by applicable law, is accepting joint and several liability for the Obligations of the International Borrowers hereunder and under the other Loan Documents in consideration of the financial accommodation to be provided by the Agents and the Lenders under this Agreement, for the mutual benefit, directly or indirectly, of each of the International Borrowers and in consideration of the undertakings of each other International Borrower to accept the joint and several liability for the Obligations of the International Borrowers.

             (d) If and to the extent that any of the U.S. Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event the other U.S. Borrowers will make such payment with respect to, or perform, such Obligation. If and to the extent that any of the International Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or perform any of such Obligations in accordance with the terms thereof, then in each such event the other International Borrowers and the U.S. Borrowers, to the fullest extent permitted by applicable law, will make such payment with respect to, or perform, such Obligations.

             (e) The Obligations of each of the U.S. Borrowers under the provisions of this (S)7.14 constitute full recourse Obligations of each of such Borrowers enforceable to the fullest extent permitted by applicable law against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever. The Obligations of each of the International Borrowers under the provisions of this (S)7.14 constitute full recourse Obligations of each of such Borrowers enforceable against each such Borrower to the fullest extent permitted by applicable law to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

             (f) Except for such notices to the Borrowers expressly required by this Agreement, each of the Borrowers, to the fullest extent permitted by applicable law, hereby waives notice of acceptance of its joint and several liability, notice of any Loans made under this Agreement, notice of any action at any time taken or omitted by the Agents or the Lenders under or in respect of any of the Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Except as otherwise expressly provided in this Agreement, each of the Borrowers, to the fullest extent permitted by applicable law, hereby assents to, and waives notice of, or any defense in respect of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agents or the Lenders at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Agents or the Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Agents or the Lenders with respect to the failure by any of the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure by any of the Agents or the Lenders strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this (S)7.14, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations under this (S)7.14, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrower under this (S)7.14 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this (S)7.14 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any of the Borrowers, the Agents or the Lenders. The joint and several liability of the Borrowers set forth in this (S)7.14 shall continue in full force and effect notwithstanding any absorption, merger, amalgamation, consolidation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers, the Agents or the Lenders.

             (g) The provisions of this (S)7.14 are made for the benefit of the Agents and the Lenders and their successors and assigns, and may be enforced, to the fullest extent permitted by applicable law, in good faith by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents or the Lenders first to marshal any claims or to exercise any rights against any other Borrower or to exhaust any remedies available against any other Borrower or to resort to any other source or means of obtaining payment of any of the obligations hereunder or to elect any other remedy. The provisions of this (S)7.14 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied and the obligations of the Lenders to make Loans and of the Managing Agent to issue, extend, or renew Letters of Credit hereunder shall have terminated. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Agents or the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this (S)7.14 will forthwith be reinstated in effect, as though such payment had not been made.

             (h) To the extent any Borrower makes a payment hereunder in excess of the aggregate amount of the benefit received by such Borrower in respect of the extensions of credit under this Agreement, then such Borrower, after the final and irrevocable payment in full in cash of all the Obligations of the U.S. Borrowers and the International Borrowers hereunder and the termination of all Commitments and Letters of Credit hereunder, shall be entitled to recover from other Borrowers such excess payment pro rata and the right to such recovery shall be deemed to be an asset and property of such Borrower so funding.

        (S)  Representations and Warranties upon Loan Request.
             ------------------------------------------------

        Each request for Loans or for the issuance, extension or renewal of a Letter of Credit hereunder shall constitute a representation by the Borrowers that the conditions set forth in (S)(S)12 and 13 hereof, as the case may be, have been satisfied on the date of such request and will continue to be satisfied on the Drawdown Date of such Loan or the date of issuance, extension or renewal of the Letter of Credit. Each of the representations and warranties made by or on behalf of the Borrowers to the Agents and the Lenders in this Agreement or any other Loan Document or any statement, instrument, document, or certificate delivered in connection therewith shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the submission of any Loan Request or request for a Letter of Credit or an extension or renewal thereof and on and as of the Drawdown Date of such Loan or the date of issuance, extension, or renewal of such Letter of Credit (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents, and changes occurring in the ordinary course of business or disclosed in the financial statements and other information delivered to the Lenders pursuant to (S)9.4 hereof that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties expressly relate solely to an earlier date).

        (S)  New Borrowers.
             --- ---------

        Any existing or newly-created or acquired Subsidiary of the Parent which
   (a) has annual gross revenues of at least $10,000,000 on an historical or annualized basis, or (b) is the parent of any other Borrower shall be Borrowers hereunder, and all other Subsidiaries of the Parent designated as such by the Parent shall be Excluded Subsidiaries, provided that the Excluded Subsidiaries may not, in the aggregate, have in excess of five percent (5%) of Consolidated Total Assets, the consolidated total liabilities of the Parent and its Subsidiaries, or consolidated gross revenues of the Parent and its Subsidiaries at any time, in each case as determined in accordance with GAAP. Any Subsidiary which is required to become a Borrower pursuant to the terms of this (S)7.16 shall sign Revolving Credit Notes, Term Notes and Multicurrency Notes (or, at the option of the Managing Agent, allonges to such Notes in the form of Exhibit L hereto and joinders to this Agreement in the form of Exhibit M hereto), shall enter into an amendment to this Agreement with the other parties hereto providing that such Subsidiary is a Borrower hereunder, and shall provide such other documentation (including opinions of counsel) as the Managing Agent may reasonably request. In the event that any Subsidiary is required to become a Borrower hereunder after the date hereof, the Managing Agent is hereby authorized by the parties to amend Schedule 1 hereto to include such Subsidiary as a Borrower hereunder. The Borrowers hereby agree to pledge all of the stock of their U.S. Subsidiaries (other than Excluded Subsidiaries) to the

   Managing Agent for the benefit of the Lenders pursuant to the terms of the Pledge Agreement. Notwithstanding subclauses (a) and (b) of the first sentence of this (S)7.16, the following Subsidiaries of the Parent designated as Excluded Subsidiaries, shall each become a Borrower or shall be merged with a Subsidiary of the Parent that is a Borrower (such that the surviving entity is a Borrower) on or before June 2, 1997: Wheelabrator Technologies
   (UK) Limited, The Permutit Company Pty. Ltd., U.S. Filter Finance, B.V., USF Spain, S.A., Wheelabrator Water Technologies (S) Pte. Ltd., U.S. Filter
   (Asia) Pte. Limited, Wheelabrator Water Technologies International Holdings, Inc., and USF Euroholding, S.A.

        (S)  Limitations on Interest Periods.
             -------------------------------

        Notwithstanding anything contained herein to the contrary, the Borrowers may not at any time select an Interest Period which would extend beyond the Maturity Date. The Borrowers may not have more than twelve (12) different maturities of Eurocurrency Loans outstanding at any one time.

        (S)  REPRESENTATIONS AND WARRANTIES.
             ------------------------------
        Each of the Borrowers represents and warrants to the Lenders and the Agents as follows:

        (S)  Corporate Authority.
             -------------------

             (a)  Incorporation; Good Standing.
                  ----------------------------

   Each of the Borrowers (i) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation,
        (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, except where a failure to have such power would not have a material adverse effect on the business, assets, or financial condition of the Parent and its Subsidiaries taken as a whole, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary, except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Parent and its Subsidiaries taken as a whole.

             (b)  Authorization.
                  -------------

   The execution, delivery and performance of the Loan Documents and the transactions contemplated hereby and thereby (i) are within the authority of each Borrower, (ii) have been duly authorized by all necessary corporate, partnership, membership, or other proceedings,
        (iii) do not materially conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to any Borrower so as to materially adversely affect the assets, business or any activity of the Parent and its Subsidiaries taken as a whole, (iv) do not conflict with any provision of the corporate charter, bylaws, or other organizational documents of any Borrower or any agreement or other instrument binding upon any Borrower, and (v) will not create a lien on any properties of any Borrower other than pursuant to the Loan Documents.

             (c)  Enforceability.
                  --------------

   The execution, delivery and performance of the Loan Documents will result in valid and legally binding obligations of each Borrower, enforceable against each of them in accordance with the respective terms and provisions hereof and thereof, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights, and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        (S)  Governmental Approvals.
             ----------------------

        The execution, delivery and performance by each Borrower of the Loan Documents and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained and which are in full force and effect.

        (S)  Title to Properties; Leases.
             ---------------------------

        Each of the Parent and its Subsidiaries owns all of its respective assets reflected in the consolidated balance sheet of the Parent as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, capitalized leases, conditional sales agreements, title retention agreements, liens or other encumbrances except those permitted by (S)10.2 hereof.

        (S)  Financial Statements; Solvency.
             ------------------------------

             (a) There has been furnished to each of the Lenders a consolidated balance sheet of the Parent dated the Balance Sheet Date, and a consolidated statement of operations for the fiscal year then ended, certified by KPMG Peat Marwick, L.L.P. or by other independent certified public accountants satisfactory to the Managing Agent (the "Accountants"). There has also been furnished to each of the Lenders a consolidated and consolidating unaudited balance sheet of the Parent dated September 30, 1996, and the financial statements of the entities being acquired in the Wheelabrator Acquisition as set forth in the Registration Statement. Such balance sheets and statements of operations have been prepared in accordance with GAAP and fairly present the financial condition of the Parent and its Subsidiaries as at the close of business on the date thereof and the results of operations for the period then ended. There are no contingent liabilities of the Parent or any such Subsidiaries as of such dates involving material amounts, known to the officers of the Parent or such Subsidiaries not disclosed in said financial statements and the related notes thereto. Since the Balance Sheet Date, the Parent and such Subsidiaries have not incurred any liabilities other than in the ordinary course of business or as permitted by (S)10.1 hereof. There has been furnished to each of the Lenders a combined pro forma balance sheet of the Parent and all of its Subsidiaries, including those entities acquired in connection with the Wheelabrator Acquisition. To the best knowledge of the Borrowers after due inquiry, such pro forma balance sheet is based on reasonable assumptions and accurately reflects the projected financial condition of the Parent and its Subsidiaries following the

        Wheelabrator Acquisition, based upon the financial statements attached as Schedule 3.16 to the Wheelabrator Purchase and Sale Agreement.

             (b) The Parent and its Subsidiaries on a consolidated basis (both before and after giving effect to the transactions contemplated by this Agreement) are solvent, have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured, and have, and will have at the time of any borrowing hereunder, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

        (S)  No Material Changes, Etc.
             -------------------------

        Since the Balance Sheet Date, there have occurred no material adverse changes in the financial condition or business of the Parent and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Parent as at the Balance Sheet Date, or the consolidated statement of operations for the fiscal year then ended, other than changes in the ordinary course of business or as described in the 10-Q of the Parent filed with the United States Securities and Exchange Commission on [date of most recent 10-Q], 1996 which have not had any material adverse effect either individually or in the aggregate on the business or financial condition of the Parent and its Subsidiaries taken as a whole. Since the Balance Sheet Date, there has not been any Distribution by the Borrowers except as permitted by (S)10.5 hereof.

        (S)  Franchises, Patents, Copyrights, Etc.
             -------------------------------------

        Each of the Parent and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits (including, but not limited to, environmental permits), and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others, except as would not have a material adverse effect on the business, operations, or financial condition of the Parent and its Subsidiaries taken as a whole.

        (S)  Litigation.
             ----------

        There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Parent or any of its Subsidiaries before any court, tribunal or administrative agency or board which, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties or business of the Parent and its Subsidiaries taken as a whole, or materially impair the right of the Parent and its Subsidiaries taken as a whole to carry on business substantially as now conducted, or which question the validity of any of the Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

        (S)  No Materially Adverse Contracts, Etc.
             ------------------------------------

        The Parent and its Subsidiaries are not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Parent's officers has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Parent and its Subsidiaries taken as a whole. The Parent and its Subsidiaries are not party to any contract or agreement which in the judgment of the Parent's officers has or is expected to have any materially adverse effect on the business of the Parent and its Subsidiaries are not, except as otherwise reflected in adequate reserves.

        (S)  Compliance With Other Instruments, Laws, Etc.
             --------------------------------------------

        The Parent and its Subsidiaries are not violating any provision of their charter documents or bylaws or any agreement or instrument to which they are or may be subject or by which they or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Parent and its Subsidiaries taken as a whole.

        (S)  Tax Status.
             --- ------

        The Parent and its Subsidiaries have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which they are subject (unless and only to the extent that (a) the Parent has set aside on its books provisions reasonably adequate for the payment of all unpaid taxes, and (b) the failure to so file would not have a material adverse effect on the financial condition, properties, or business of the Parent and its Subsidiaries taken as a whole); and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and have set aside on the Parent's books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

        (S)  No Event of Default.
             -------------------
        No Default or Event of Default has occurred and is continuing.

        (S)  Holding Company and Investment Company Acts.
             -------------------------------------------

        None of the Borrowers is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor are any of them a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

        (S)  Absence of Financing Statements, Etc.
             -------------------------------------

        Except as contemplated by (S)10.2 of this Agreement, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Parent and its Subsidiaries or rights thereunder.

        (S)  Certain Transactions.
             --------------------

        Except as set forth in the Registration Statement, and except as would not be considered material under the rules and regulations of the United States Securities and Exchange Commission, none of the officers, directors, or employees of the Parent or any of its Subsidiaries is presently a party to any transaction with such Parent or Subsidiary including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Parent and its Subsidiaries any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

        (S)  Employee Benefit Plans.
             ----------------------

        Each of the Parent and its Subsidiaries is in substantial compliance with all material provisions of ERISA, except to the extent that any failure so to be in compliance with any provisions of ERISA has not had and could not reasonably be expected to materially and adversely affect the financial condition, properties or business of the Parent and its Subsidiaries taken as a whole.

        (S)  Use of Proceeds.
             --- -- --------

        The proceeds of the Term Loan shall be used by the Borrowers solely to finance the Wheelabrator Acquisition. The proceeds of the Revolving Credit Loans may be used to finance the Wheelabrator Acquisition and the United Utilities Acquisition and to finance other acquisitions permitted hereunder, and the proceeds of the Revolving Credit Loans and the Multicurrency Loans may be used to refinance existing Indebtedness of the Borrowers and to pay fees and other transaction costs associated therewith, and for working capital and other general corporate purposes. The Letters of Credit may be used by the Borrowers to support their trade and bonding requirements, to back their financial obligations, to purchase inventory and to support guaranties of the International Borrowers permitted under (S)10.1(m) not to exceed $10,000,000 (all amounts expressed in Optional Currencies being calculated at their Dollar Equivalent). No proceeds of the Loans shall be used in any way that will violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

        (S)  Environmental Compliance.  Except
             ------------------------

        with respect to any matters which would not be deemed to be material pursuant to the regulations of the United States Securities and Exchange Commission and for those matters which are set forth in the Registration
   Statement:

             (a) Neither the Parent nor any of its Subsidiaries nor any operator of their properties is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under Environmental Laws, which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Parent and its Subsidiaries, taken as a whole.

             (b) Neither the Parent nor any of its Subsidiaries has received written notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any Hazardous Substances which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any of them conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

             (c) To the best of the Parent's and its Subsidiaries' knowledge after reasonable inquiry, (i) No portion of the Parent's and its Subsidiaries' Real Properties has been used for the handling, processing, storage or disposal of Hazardous Substances except in material compliance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such Real Property except such tanks as are in material compliance with all Environmental Laws; (ii) in the course of any activities conducted by the Parent and its Subsidiaries or operators of their Real Property, no Hazardous Substances have been generated or are being used on such Real Properties except in material compliance with applicable Environmental Laws; (iii) there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the properties of the Parent and its Subsidiaries, which Releases would have a material adverse effect on the value of such Real Properties or adjacent properties or the environment; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of the Real Properties of the Parent and its Subsidiaries which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, any Real Properties of the Parent and its Subsidiaries; and (v) in addition, any Hazardous Substances that have been generated on the Real Properties of the Parent and its Subsidiaries have been transported offsite and have been treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Parent's and its Subsidiaries' knowledge, operating in material compliance with such permits and applicable Environmental Laws.

             (d) None of the Real Properties of the Parent and its Subsidiaries are or shall be subject to any applicable environmental clean up responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

        (S)  Perfection of Security Interests.
             --------------------------------

        The Collateral and the Managing Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The U.S. Borrowers are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, other than liens in favor of the Managing Agent for the benefit of the Lenders to secure the Obligations and for the benefit of FNBB to secure the FNBB Obligations. The Security Documents are effective to create in favor of the Managing Agent, for the benefit of the Lenders, a legal, valid and enforceable first priority security interest in the Collateral. The certificates for the shares of such Collateral have been delivered to the Managing Agent.

        (S)  True Copies of Charter and Other Documents.
             ------------------------------------------

        The Borrowers have furnished each of the Lenders with copies, in each case true and complete as of the Effective Date, of (a) all charter and other incorporation and organizational documents (together with any amendments thereto) and (b) by-laws (together with any amendments thereto).

        (S)  Subsidiaries.
             ------------

        Schedule 1 sets forth a complete and accurate list of the Subsidiaries of the Parent. Each such Subsidiary is wholly owned, directly or indirectly, by the Parent. The Parent has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any lien. All such shares have been duly issued and are fully paid and non-assessable and, other than those of the Excluded Subsidiaries and the International Subsidiaries, have been pledged and delivered to the Managing Agent for the benefit of the Lenders.

        (S)  AFFIRMATIVE COVENANTS OF THE BORROWERS.
             --------------------------------------

        The Borrowers covenant and agree that, so long as any Loan, any Letter of Credit, any Reimbursement Obligation, or any Note is outstanding or any Lender has any obligation to make Loans or any Issuing Lender has any obligation to issue, extend, renew or honor any Letters of Credit hereunder:

        (S) Punctual Payment.
            ----------------

        The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, and all fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

        (S)  Records and Accounts.
             --------------------

        The Parent will and will cause each of its Subsidiaries to keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities and maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of their properties, all other contingencies, and all other proper reserves in accordance with GAAP or as required by applicable regulatory authorities.

        (S)  Financial Statements, Certificates and Information.
             --------------------------------------------------
        The Borrowers will deliver to each of the Lenders:

             (a) as soon as practicable, but, in any event not later than 90 days after the end of each fiscal year of the Parent, the consolidated balance sheet of the Parent as at the end of such year, consolidated income statement, and consolidated statement of cash flows, each setting forth in comparative form the amounts for the previous fiscal year, all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified without qualification by the Accountants;

             (b) as soon as practicable, but in any event not later than (i) 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, and (ii) 90 days after the end of the last fiscal quarter of each fiscal year, copies of the unaudited consolidated and consolidating balance sheet, income statement and statement of cash flows of the Parent as at the end of such quarter and for the fiscal year to date, comparing actual results with corresponding figures for the same period in the preceding fiscal year, subject to year end audit adjustments, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Parent ("CFO") that such financial statements have been prepared in accordance with GAAP, are complete and correct in all material respects, and fairly present the financial condition of the Parent and its Subsidiaries as at the close of business on the date thereof and the results of operations for the period then ended, subject to normal year-end audit adjustments;

             (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, (i) a statement in the form of Exhibit C hereto (the "Compliance Certificate") certified by the CFO that the Parent and its Subsidiaries are in compliance with the covenants contained in (S)(S)9, 10, and 11 hereof as of the end of the applicable period and setting forth in reasonable detail computations evidencing such compliance, provided that if the Parent and its Subsidiaries shall at the time of issuance of such certificate or at any other time obtain knowledge of any Default or Event of Default, the Parent and its Subsidiaries shall include in such certificate or otherwise deliver forthwith to the Lenders a certificate specifying the nature and period of existence thereof and what action the Parent and its Subsidiaries propose to take with respect thereto; [(ii) a backlog report in the form of Exhibit D hereto; and (iii) additional consolidating financial information in the form of Exhibit E hereto];

             (d) promptly with the filing or mailing thereof, copies of all forms 8-K, 10-K, and 10-Q and any other material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Parent; and

             (e) from time to time such other financial data and information, including, without limitation, pro forma financial projections, financial information relating to the Excluded Subsidiaries, or financial information and financial covenant calculations regarding the accounts of the Borrowers, as any Agent or any Lender may reasonably request.

   The Borrowers hereby authorize any Agent or any Lender to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by law; provided, however, that such Agent or such Lender shall, to the extent allowable under law, notify the Borrowers at the time any such disclosure is made (except in the case of disclosures made in the course of bank regulatory reviews); and provided further that this authorization shall not be deemed to be a waiver of any rights to object to the disclosure by any Agent or any Lender of any such information which the Borrowers have or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time.

        (S)  Corporate Existence and Conduct of Business.
             -------------------------------------------

        Subject to the provisions of (S)10.4 hereof, the Parent will and will cause each of its Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence, corporate rights and franchises; effect and maintain their foreign qualifications, licensing, domestication or authorization, except as otherwise determined by their authorized officers or Boards of Directors in the exercise of their reasonable judgment; use their best efforts to comply with all Applicable Laws; and shall not become obligated under any contract or binding arrangement which, at the time it was entered into would materially adversely impair the financial condition of the Parent and its Subsidiaries, on a consolidated basis. The Parent will and will cause its Subsidiaries to continue to engage primarily in the businesses now conducted by them and in related businesses.

        (S)  Maintenance of Properties.
             -------------------------

        The Parent will and will cause each of its Subsidiaries to cause all of their properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Parent and its Subsidiaries may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent the Parent or any Subsidiary from taking any action different from that described in this (S)9.5 if, in the judgment of such Parent or Subsidiary, such action is desirable in the conduct of its business and which does not in the aggregate materially adversely affect the business of the Parent and its Subsidiaries on a consolidated basis.

        (S)  Insurance.
             ---------

        The Parent will maintain on behalf of itself and its Subsidiaries with financially sound and reputable insurance companies, funds or underwriters the kinds of insurance usually carried by reasonable and prudent companies conducting businesses similar to that of the Parent and its Subsidiaries, covering the risks and in the relative proportionate amounts usually carried by such companies (including, to the extent it is commercially available to the Parent at a reasonable cost, environmental impairment insurance), but in no event less than the amounts and coverages set forth in Schedule 9.6 hereto.

        (S)  Taxes.
             -----

        The Parent will and will cause each of its Subsidiaries to duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions which in the aggregate are not material to the business or assets of the Parent and its Subsidiaries on a consolidated basis) imposed upon them and their Real Properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Parent shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Parent and its Subsidiaries will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

        (S)  Inspection of Properties, Books, and Contracts.
             ----------------------------------------------

        The Parent will and will cause its Subsidiaries to permit any Agent or any Lender or any of their designated representatives, to visit and inspect any of their properties, to examine the books of account of the Parent and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Parent and its Subsidiaries with, and to be advised as to the same by, their officers, all at such reasonable times during normal working hours and intervals as any Agent or any Lender may reasonably request.

        (S)  Compliance with Laws, Contracts, Licenses and Permits.
             -----------------------------------------------------

   The Parent will and will cause each of its Subsidiaries to comply (i) in all material respects with the provisions of its charter documents and by-laws and all agreements and instruments by which it or any of its properties may be bound; and (ii) with all applicable laws and regulations (including Environmental Laws), and decrees, orders and judgments ("Applicable Laws"), except where noncompliance with such agreements, instruments or Applicable Laws would not have a material adverse effect in the aggregate on the financial condition, properties or business of the Parent and its Subsidiaries taken as a whole. If at any time while any Note, any Loan, or any Letter of Credit is outstanding or the Lenders have any obligation to make Loans or the Managing Agent or any Issuing Bank has any obligation to issue, extend, or renew Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Borrower may fulfill any of its obligations hereunder, such Borrower will immediately take or cause to be taken all reasonable steps within the power of such Borrower to obtain such authorization, consent, approval, permit or license and furnish the Agents and the Lenders with evidence thereof.

        (S)  Further Assurances.
             ------------------

        The Borrowers will cooperate with the Agents and the Lenders and execute such further instruments and documents as any Agent or any Lender shall reasonably request to carry out to the satisfaction of the Agents and the Lenders the transactions contemplated by this Agreement.

        (S) Notice of Potential Claims or Litigation.
            ----------------------------------------

        The Parent shall deliver to the Agents and the Lenders, within 30 days of receipt thereof, written notice of any pending action, claim, complaint, or any other notice of dispute or potential litigation (including without limitation any alleged violation of any Environmental Law), wherein the potential liability would be material under the regulations of the United States Securities and Exchange Commission, together with a copy of each such notice received by the Parent or any of its Subsidiaries.

        (S) Environmental Indemnification.
            -----------------------------

        The Borrowers covenant and agree that they will indemnify and hold the Agents and the Lenders and their respective Affiliates harmless from and against any and all claims, expense, damage, loss or liability incurred by the Agents or the Lenders (including all costs of legal representation incurred by the Agents or the Lenders) relating to (a) any Release or threatened Release of Hazardous Substances on the Real Property; (b) any violation of any Environmental Laws with respect to conditions at the Real Property or the operations conducted thereon; or (c) the investigation or remediation of offsite locations at which any Borrower or its predecessors are alleged to have directly or indirectly disposed of Hazardous Substances. It is expressly acknowledged by the Borrowers that this covenant of indemnification shall survive any foreclosure or any modification, release or discharge of any or all of the Loan Documents or the payment of the Loans and the Notes and shall inure to the benefit of the Agents, the Lenders and their successors and assigns, but shall not apply to any Release or offsite disposal of Hazardous Materials which was caused by the gross negligence or willful misconduct of the Agents or the Lenders or to any violations of Environmental Laws first commencing after foreclosure (other than with respect to the continuance of operations at the Real Properties in substantial conformance with practices in effect at the time of such foreclosure). The provisions of this (S)9.12 shall survive repayment of the Obligations and termination of this Agreement.

        (S)  Notice of Certain Events Concerning Insurance and Environmental
             ---------------------------------------------------------------
   Claims.
   ------

             (a) The Parent will provide the Agents and the Lenders with written notice as to any cancellation or material change in any insurance of any Borrower within ten (10) Business Days after the Borrowers' receipt of any notice (whether formal or informal) of such cancellation or change by any of its insurers.

             (b) The Parent will promptly notify the Agents and the Lenders in writing of any of the following events:

                  (i) upon the the Parent or any of its Subsidiaries obtaining knowledge of any violation of any Environmental Law regarding the Real Property or the operations of the Parent or any of its Subsidiaries which violation could have a material adverse effect on the consolidated operations of the Parent and its Subsidiaries; (ii) upon the Parent or any of its Subsidiaries obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substance at, from, or into the Real Property which could reasonably be expected to result in a liability which would be material under the rules and regulations of the United States Securities and Exchange Commission; (iii) upon the Parent's or any of its

        Subsidiaries' receipt of any notice of violation of any Environmental Laws or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) representing a claim which could reasonably be expected to result in a liability which would be material under the rules and regulations of the United States Securities and Exchange Commission; or (iv) any setoff, claims (including, with respect to the Real Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the Managing Agent's rights with respect to the Collateral, are subject.

             For purposes of (S)9.13(b) hereof, the Agents and the Lenders shall have been deemed to have been provided with notice of any matter disclosed in the filings of the Parent with the United States Securities and Exchange Commission at the time such filings are delivered to the Lenders.

        (S)  Notice of Default.
            ------------------

        The Borrowers will promptly notify the Agents and the Lenders in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation evidencing indebtedness in excess of $100,000 as to which any Borrower is a party or obligor, whether as principal or surety, the Borrowers shall forthwith give written notice thereof to the Agents and the Lenders, describing the notice of action and the nature of the claimed default.

        (S)  Ownership of Borrowers.
             ----------------------

        Subject to the provisions of (S)10.4 hereof, the Parent shall at all times own, either directly or indirectly through one or more Subsidiaries which are Borrowers, 100% of the issued and outstanding shares or other equity interests of each other Borrower.

        (S)  CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.
             -------------------------------------------

        The Borrowers agree that, so long as any Loan, any Reimbursement Obligation, any Note, or any Letter of Credit is outstanding, or any Lender has any obligation to make Loans or any Issuing Lender has any obligation to issue, extend, renew or honor Letters of Credit hereunder:

        (S)  Restrictions on Indebtedness.
             ----------------------------

        The Parent will not and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

             (a) Indebtedness to the Agents, the Issuing Lenders, and the Lenders arising under this Agreement or the other Loan Documents;

             (b) Additional existing Indebtedness as listed on Schedule 10.1(b), in the amounts and on the terms and conditions in effect as of the date hereof, and any refinancing thereof on terms no less favorable to the Borrowers than those in effect on the date hereof;

             (c) Current liabilities of the Borrowers incurred in the ordinary course of business not incurred through (i) the borrowing of money, or
        (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

             (d) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of (S)9.7, and Indebtedness secured by liens of carriers, warehousemen, mechanics and materialmen permitted by (S)10.2(e);

             (e) Indebtedness in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal, so long as execution is not levied thereunder or in respect of which the Borrowers shall at the time in good faith be prosecuting an appeal or proceedings for review, and in respect of which the Borrowers have maintained reserves in an amount satisfactory to the Majority Lenders;

             (f) Incurrence by any Borrower of guaranty, suretyship or indemnification obligations in connection with such Borrower's performance of services for its respective customers in the ordinary course of its business;

             (g) Purchase money Indebtedness of the Borrowers incurred after the date hereof secured by Liens permitted by (S)10.2(h) hereof in an aggregate amount not to exceed $25,000,000 at any one time;

             (h) Indebtedness of the Parent with respect to the Subordinated Debt, subject to (S)10.7 hereof;

             (i) Unsecured Indebtedness of Smogless not to exceed an aggregate of $5,000,000 (all amounts denominated in currencies other than Dollars being expressed at their Dollar Equivalent) (a) under its Italian credit facility, and (b) to Banco Commerciale, for performance and bid bonds and letters of credit;

             (j) Unsecured Indebtedness of Smogless owing to the Parent pursuant to the Smogless Note;

             (k) Unsecured Indebtedness of Permutit Pty. Ltd. in an aggregate amount not to exceed $1,200,000 (all amounts denominated in currencies other than Dollars being expressed at their Dollar Equivalent) owing to National Australia Bank and New Zealand National Bank;

             (l)  the FNBB Obligations;

             (m) Indebtedness of the International Borrowers owing to foreign affiliates of the Managing Agent for reimbursement obligations in respect of guaranties issued by such affiliates and backed by a Letter of Credit issued hereunder, in an aggregate principal amount not to exceed $10,000,000 (all amounts denominated in currencies other than Dollars being expressed at their Dollar Equivalent);

             (n) Indebtedness of any Excluded Subsidiary which is non-recourse to the Borrowers (except that the capital stock of such Subsidiary (other than USF TWO, Inc.) may be pledged by a Borrower to secure such Indebtedness of such Subsidiary);

             (o) Indebtedness of the Parent in an aggregate amount not to exceed $10,000,000 with respect to the guaranty by the Parent of the obligations owing from Treated Water Outsourcing, a Nalco/U.S. Filter Joint Venture to Bank of America Illinois;

             (p) Existing Indebtedness (other than lines of credit provided by a bank or other financial institution) of any Subsidiary acquired after the date hereof originally incurred by such acquired Subsidiary in connection with the lease or acquisition of property or fixed assets used in the business of such acquired Subsidiary; or with respect to industrial finance bonds issued to finance the purchase of such property or assets, provided that if such Indebtedness is unsecured it shall have an interest rate below the lowest rate then available to the Borrowers hereunder or shall have material call premiums or other material penalties for prepayment; and existing Indebtedness of any Subsidiary acquired after the date hereof with respect to obligations under capitalized leases or sale and leaseback transactions; provided that the aggregate amount of all such Indebtedness described in this subsection
        (p) shall not exceed an aggregate amount outstanding of five percent (5%) of Consolidated Total Assets after giving effect to such acquisitions;

             (q) Additional unsecured Indebtedness of the Borrowers in an aggregate amount not to exceed $20,000,000; and

             (r) Indebtedness with respect to the call or put of shares in connection with the acquisition of WaterPro Corporation, as described in the Registration Statement.

        (S)  Restrictions on Liens.
             ---------------------

        Neither the Parent nor any of its Subsidiaries will create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except the following (the "Permitted Liens"):

             (a) Liens arising under the Security Documents in favor of the Managing Agent for the benefit of the Lenders as security for the Obligations, and for the benefit of FNBB and its branch offices to secure the FNBB Obligations;

             (b) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies (i) in respect of obligations which are not overdue at the time of determination, or (ii) which are currently being contested in good faith by appropriate proceedings, if the Parent shall have set aside on its books adequate reserves with respect thereto, if required, and if no proceedings have been commenced to foreclose any such lien;

             (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

             (d) Liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by (S)10.1(e);

             (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

             (f) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any Borrower is a party, and other minor liens or encumbrances none of which in the opinion of such Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower which defects do not individually or in the aggregate have a material adverse effect on the business of such Borrower individually or of the Borrowers on a consolidated basis;

             (g) Existing liens set forth in Schedule 10.1(b);

             (h) Liens securing purchase money obligations permitted by
        (S)10.1(g) hereof provided that any such Lien shall not encumber any property other than the property so acquired and shall not exceed the fair market value thereof; and

             (i) Previously existing Liens granted by acquired Subsidiaries with respect to asset financings (mortgages, capitalized leases, etc.) or industrial revenue bonds permitted under (S)10.1(p) on the terms and conditions in effect as of the date of the acquisition, and the replacement, extension or renewal of any such Lien encumbering no more than the property or assets encumbered by such Lien, provided that in each such case such Liens shall encumber only the property or assets so financed and shall not have been incurred in contemplation of such acquisition.

        (S)  Restrictions on Investments.
             ---------------------------
        None of the Borrowers will make or permit to exist or to remain outstanding any Investment except the following:

             (a) Marketable direct or guaranteed obligations of the United States of America which mature within one year from the date of purchase;

             (b) Certificates of deposit, time deposits or repurchase agreements which are fully insured or are issued by commercial banks organized under the laws of the United States of America or any state thereof and having a combined capital, surplus, and undivided profits of not less than $100,000,000;

             (c) Commercial paper issued by a corporation organized and existing under the laws of the United States of America or any state thereof which at the time of purchase have been rated not less than "P-1" by Moody's Investors Services, Inc., or not less than "A-1" by Standard and Poor's;

             (d) Investments existing on the date hereof by any Borrower in any other Borrower;

             (e) Additional Investments by the Parent in new Borrowers permitted under (S)10.4;

             (f) Investments (including Investments existing on the date hereof) in USF TWO, Inc. in an aggregate amount not to exceed $6,000,000; and

             (g) Investments (including Investments existing on the date hereof) in the Excluded Subsidiaries (other than USF TWO, Inc.) in an aggregate amount not to exceed $15,000,000.

        (S)  Mergers, Consolidations, Sales.
             ------------------------------

        Neither the Parent nor any of its Subsidiaries shall be a party to any merger, consolidation or exchange of stock, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership, membership, or joint venture interest in, any other Person except as otherwise provided in (S)10.3 or this (S)10.4, or sell, transfer, convey or lease any assets or group of assets (except (i) sales of equipment and inventory in the ordinary course of business and (ii) any other sale or sale/leaseback of assets by the Borrowers not to exceed an aggregate book value of five percent (5%) of

   Consolidated Total Assets immediately prior to such sale or sale and leaseback). The Parent and its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets or stock of, or partnership, membership, or joint venture interest in, or (in the case of any Subsidiary of the Parent) may merge with any Person, provided that (a) the Agents and the Lenders shall have been provided with pro forma financial statements reasonably satisfactory to the Managing Agent demonstrating that the Borrowers are in current compliance with and, after giving effect to the proposed transaction (including any borrowings made or to be made in connection therewith), will continue to be in compliance through the Maturity Date with, all of the covenants in (S)10.1 and (S)11 hereof; (b) no Default or Event of Default exists, and the proposed transaction will not otherwise create a Default or an Event of Default hereunder; (c) the business to be acquired involves the Borrowers' existing lines of business or a reasonably related line of business; (d) (i) all of the assets to be acquired shall be placed in an existing or newly created Subsidiary of the Parent which is a Borrower and, in the case of a U.S. acquisition, 100% of the stock of which has been or will be pledged to the Managing Agent for the benefit of the Lenders, if required by (S)7.16 hereof, or (ii) in the case of a stock acquisition, the acquired company, if required by (S)7.16 hereof, shall become, or shall be merged with a Borrower that is a wholly-owned Subsidiary of the Parent and, in the case of a U.S. stock acquisition, the acquired stock shall be pledged to the Managing Agent for the benefit of the Lenders;
   (e) in the case of a merger, the surviving entity shall be a Borrower, if required by (S)7.16 hereof; (f) a copy of the purchase agreement, together with all financial statements received by the Parent or its Subsidiaries for any Subsidiary to be acquired or created shall have been furnished to the Agents and the Lenders; (g) the aggregate cash consideration to be paid in connection with any one such transaction (including the amount of all Indebtedness, including, without limitation, any notes, or puts payable in cash with respect to any securities issued as consideration for any such transaction, assumed in connection therewith) does not exceed (i) $250,000,000, if, after giving effect to the proposed acquisition, the Leverage Ratio would be less than 2.75:1, or (ii) $200,000,000 in all other cases, expressing all amounts denominated in currencies other than Dollars at their Dollar Equivalent; and (h) the acquisition shall have been approved by the board of directors of the corporation to be acquired prior to the commencement of (i) any tender offer for, or the acquisition by the Parent or any of its Subsidiaries of, any shares of the corporation to be acquired, or
   (ii) any proxy solicitation of the shareholders of the corporation to be acquired. The U.S. Borrowers (other than the Parent) may merge, consolidate or combine with and into one another, and the International Borrowers may merge, consolidate, or combine with and into one another. The Excluded Subsidiaries may merge with any Borrower other than the Parent, provided that the surviving entity is a Borrower (the stock of which has been pledged to the Managing Agent for the benefit of the Lenders in the case of a merger involving a U.S. Borrower and an Excluded Subsidiary organized within the United States) and no Default or Event of Default exists or would exist after giving effect to such merger.

        (S)  Restricted Distributions and Redemptions.
             ----------------------------------------

        The Parent will not, and will cause each of its Subsidiaries not to, declare or pay any Distributions (other than Distributions payable solely in common stock, provided that each Subsidiary that is a wholly-owned Subsidiary of the Parent may pay Distributions to its shareholder so long as no Default or Event of Default exists or would be created by the making of such Distribution. In addition, the Parent shall not, and shall cause each of its Subsidiaries not to, redeem, convert, retire or otherwise acquire shares of any class of their capital stock provided, however, the Parent may make all post-closing adjustments in the number of shares exchanged for the stock of another Person permitted under (S)10.4. The Borrowers shall not effect or permit any change in or amendment to any document or instrument pertaining to the terms of the capital stock of the U.S. Borrowers which is pledged to the Managing Agent without prior written notice to the Managing Agent, and will deliver any and all shares of capital stock of such U.S. Borrowers to the Managing Agent to be held as Collateral. The International Borrowers shall not effect or permit any increase in the amount of their stated capital.

        (S)  Employee Benefit Plans.
             ----------------------
        None of the Borrowers nor any ERISA Affiliate will:

             (a) engage in any "prohibited transaction" within the meaning of
        (S)406 of ERISA or (S)4975 of the Code which could result in a material liability for any Borrower; or

             (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in (S)302 of ERISA, whether or not such deficiency is or may be waived or otherwise permit any pension plan to be underfunded; or

             (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Borrower pursuant to (S)302(f) or (S)4068 of ERISA; or

             (d) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of (S)4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

        The Borrowers will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Agents and the Lenders a copy of the most recent actuarial statement required to be submitted under
   (S)103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent and the Lenders any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under (S)(S)302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in
   respect of a Multiemployer Plan, under (S)(S)4041A, 4202, 4219, or 4245 of ERISA.

        (S)  Subordinated Debt; Smogless Note.
             --------------------------------

        The Parent will not (a) amend, supplement or otherwise modify the terms of the Subordinated Debt without thirty (30) days prior written notice to the Agents and the Lenders of such change, and will not make any change which, in the reasonable opinion of the Majority Lenders, would be in any way adverse to the Agents and the Lenders without the prior written consent of the Majority Lenders, such consent not to be unreasonably withheld; (b) make any payment of principal or other amounts owing with respect thereto (other than interest) or prepay, redeem or repurchase any of the Subordinated Debt, except that the Parent may (i) repay the principal of the Subordinated Debt owing under the Subordinated Indenture on or after September 18, 2005, and (ii) after complying with the provisions of (S)7.6(e) or (f) hereof, as applicable, prepay all or any portion of the Subordinated Debt with the proceeds of an equity offering or a substitute debt offering subordinated to the Obligations and the FNBB Obligations on terms and conditions satisfactory to the Majority Lenders, the form and substance of which shall have previously been consented to by the Majority Lenders in writing; and (c) except as permitted under the terms thereof, pay any interest on the Subordinated Debt. Notwithstanding anything herein to the contrary, in no case may the Parent make any payment of principal, interest, or other amounts owing with respect to the Subordinated Debt if a Default or an Event of Default exists or would be created by the making of such payment. The Parent shall not assign, pledge, or transfer the Smogless Note to any Person.

        (S)  Negative Pledges.
             ----------------
        The Borrowers will not enter into or be a party to any agreement which prohibits any Borrower from granting security interests in their assets.

        (S)  FINANCIAL COVENANTS.
             -------------------

        The Borrowers agree that, so long as any Loan, any Note, any Reimbursement Obligation, or any Letter of Credit is outstanding or any Lender has any obligation to make Loans or any Issuing Lender has any obligation to issue, extend, renew or honor any Letters of Credit hereunder:

        (S)  Current Ratio.
             -------------
        The ratio of Consolidated Current Assets to Consolidated Current Liabilities shall not at any time be less than 1.50:1.

        (S)  Leverage Ratio.
             --------------

        As of the end of any fiscal quarter commencing with the fiscal quarter ending March 31, 1997, the ratio of (a) Funded Debt to (b) (i) four times EBITDA for the fiscal quarter ending March 31, 1997, (ii) two times EBITDA for the two consecutive fiscal quarters ending June 30, 1997, (iii) one and one-third times EBITDA for the three consecutive fiscal quarters ending September 30, 1997, and (iv) EBITDA for the four fiscal quarters ending on such date with respect to any other fiscal quarter (the "Leverage Ratio") shall not at any time exceed the ratio set forth below:


Period                              Ratio
------------------------------------------

Effective Date through 12/31/97     4.50:1
------------------------------------------
1/1/98 through 12/31/98             4.25:1
------------------------------------------
Thereafter                          3.75:1
------------------------------------------

   (S)  Interest Coverage Ratio.

             As of the end of any fiscal quarter commencing with the fiscal quarter ending December 31, 1996 the ratio of (a) EBIT (i) for the fiscal quarter ending December 31, 1996, (ii) for the two consecutive fiscal quarters ending March 31, 1997, (iii) for the three consecutive fiscal quarters ending June 30, 1997, and (iv) for the four quarters ending on such date with respect to any fiscal quarter ending thereafter to (b) Consolidated Total Interest Expense for such period shall not be less than the stated ratio for the periods set forth below:

----------------------------------------
Period                            Ratio
----------------------------------------
Effective Date through 3/31/97    1.80:1
----------------------------------------
4/1/97 through 12/31/97           2.25:1
----------------------------------------
Thereafter                        2.75:1
----------------------------------------

   (S)  Debt Service.

             As at the end of any fiscal quarter commencing with the fiscal quarter ending December 31, 1996 the ratio of (a) EBITDA minus (i) Capital Expenditures and (ii) cash paid for income taxes (A) for the fiscal quarter ending December 31, 1996, (B) for the two consecutive fiscal quarters ending March 31, 1997, (C) for the three consecutive fiscal quarters ending June 30, 1997 and (D) for the four quarters ending on such date with respect to any fiscal quarter ending thereafter to (b) Consolidated Total Interest Expense plus the current maturity of long-term debt and dividends on preferred shares of the Parent, if any, for such period shall not be less than the stated ratio for the periods set forth below:


Period                             Ratio
-----------------------------------------
Effective Date through 12/31/97    1.35:1
-----------------------------------------
Thereafter                         1.50:1
-----------------------------------------

   (S)  CLOSING CONDITIONS.

             Upon the Effective Date, all of the obligations of the Borrowers under or in respect of the Original Credit Agreement shall be terminated and the Obligations shall be evidenced solely by the terms of this Agreement, the Notes and the other Loan Documents. The Lenders' obligations to make the Loans and the Managing Agent's and each Issuing Lender's obligations with respect to the issuance of the Letters of Credit provided for in this Agreement and otherwise to be bound by the terms provided for in this Agreement shall be subject to the satisfaction, prior to the Effective Date, of each of the following conditions:

             (S)  Representations and Warranties.
                  ------------------------------

             The representations and warranties contained in (S)8 hereof and otherwise made by the Borrowers in writing in connection with the transactions contemplated by this Agreement shall have been correct as of the date on which made and shall also be correct at and as of the date of the first Loan or issuance of the first Letter of Credit with the same effect as if made at and as of such time, except to the extent that the facts upon which such representations and warranties are based may in the ordinary course be changed by the transactions permitted or contemplated hereby.

             (S)  Performance; No Default.
                  -----------------------

             The Borrowers shall have performed and complied with all terms and conditions herein required to be performed or complied with by them prior to or at the time of the first Loan or issuance of the first Letter of Credit, and at the time of the first Loan or issuance of the first Letter of Credit, as certified by the chief financial officer of the Borrower, there shall exist no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or Event of Default upon consummation of the first Loan or issuance of the first Letter of Credit.

             (S)  Corporate Action.
                  ----------------

             All corporate, partnership, membership, or other action necessary for the valid execution, delivery and performance by the Borrowers of the Loan Documents shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.

             (S)  Loan Documents, Etc.
                  -------------------

             Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Lenders.

             (S)  Certified Copies of Charter Documents.
                  -------------------------------------

             The Managing Agent shall have received from each of the Borrowers a copy, certified by a duly authorized officer of such Person to be true and complete on the Effective Date, of each of (a) its charter or other incorporation or organizational documents as in effect on such date of certification, and (b) its by-laws as in effect on such date. With respect to the Borrowers that were parties to the Original Credit Agreement, such requirement may be satisfied by delivery to the Managing Agent of a certificate of such officer stating that there have been no changes to such charter documents and by-laws since November 30, 1995.

             (S)  Incumbency Certificate.
                  ----------------------

             Each of the Lenders shall have received an incumbency certificate, dated as of the Effective Date, signed by duly authorized officers giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of each Borrower; (b) to make Loan requests; and (c) to give notices and to take other action on such Borrower's behalf under the Loan Documents.

             (S)  Validity of Liens.
                  -----------------

             The Security Documents shall be effective to create in favor of the Managing Agent a first priority legal, valid and enforceable security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments (including delivery of all stock pledged) and other actions necessary or desirable in the opinion of the Managing Agent to protect and preserve such security interests shall have been duly effected. The Lenders shall have received evidence thereof in form and substance satisfactory to the Lenders.

             (S)  Payment of Fees and Interest.
                  ----------------------------

             The Borrowers shall have paid (a) to the Original Lenders all interest, fees and other amounts which are due pursuant to the Original Credit Agreement, (b) all fees required to be paid to the Agents and the Lenders on the Effective Date, and (c) all Indebtedness owing by any of the entities to be acquired in connection with the Wheelabrator Acquisition which is not permitted by (S)10.1 hereof.

             (S)  Financial Statements.
                  --------------------

             The Borrowers shall have delivered to each of the Lenders audited consolidated financial statements for the year ended the Balance Sheet Date and unaudited consolidated financial statements for the period ended on September 30, 1996 which shall fairly represent the business and financial condition of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP, together with a Compliance Certificate demonstrating that the Borrowers are in compliance with the provisions of (S)11 hereof as of the Effective Date.

             (S)  Opinions of Counsel.
                  -------------------

             Each of the Lenders shall have received a favorable opinion from General Counsel of the Parent regarding each of the U.S. Borrowers, and from local counsel to Smogless and Societe des Ceramiques Techniques, S.A. (and to any other Foreign Borrower which has in excess of $20,000,000, or the Dollar Equivalent thereof, in annual gross revenues) dated the Effective Date in form and substance satisfactory to the Lenders.

             (S)  Lien Searches.
                  -------------

             The Managing Agent shall have received from the Borrowers the results of lien searches demonstrating that there are no liens on the assets of any U.S. Borrower which first became a U.S. Borrower after November 30, 1995 (including, without limitation, U.S. Borrowers being acquired pursuant to the Wheelabrator Acquisition), other than Permitted Liens.

             (S)  Environmental Reports.
                  ---------------------

   The Borrowers shall have delivered to the Managing Agent (a) the results of the most recent groundwater analysis conducted as the U.S. Filter Recovery Services, Inc. facility in Roseville, Minnesota, (b) an update report concerning the remediation being conducted at the Illinois Water Treatment, Inc. facility in Rockford, Illinois, (c) an update report concerning the remediation being conducted in connection with the closure of the U.S. Filter/Marlboro facility in Marlboro, New Jersey, (d) environmental information concerning the Wheelabrator Acquisition, including, without limitation, the Arthur D. Little audit report, and (e) information concerning permit violations at the Polymetrics facility in Connecticut, all such information to be in form and substance satisfactory to the Managing Agent.

             (S)  Wheelabrator Acquisition.
                  ------------------------

             The Wheelabrator Acquisition shall have been successfully completed (with the exception of the payment of the purchase price therefor to be paid with the proceeds of the Loans), on terms no less favorable to the Borrowers than the terms set forth in the Wheelabrator Purchase and Sale Agreement, without waiver by the Borrowers in any material respect of any conditions contained in Article VII thereof, and evidence thereof satisfactory to the Managing Agent, including, without limitation, an opinion of general counsel to the Borrowers as to the completion of such acquisition, shall have been furnished to the Managing Agent.

             (S)  CONDITIONS OF ALL LOANS.
                  -----------------------

             The obligation of Lenders to make the first Loan and any Loan subsequent to the first Loan and the obligation of Issuing Lenders to issue, extend or renew any Letter of Credit are subject to the following conditions precedent:

             (S)  Representations True.
                  --------------------

             Each of the representations and warranties of the Borrowers contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of the Loan or the issuance, extension or renewal of Letter of Credit with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business or disclosed in the financial statements and other information delivered to the Lenders pursuant to (S)9.4 hereof which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties expressly relate solely to an earlier date).

             (S)  Performance; No Default or Event of Default.
                  --------------------------------------------

             The Borrowers shall have performed and complied with all terms and conditions herein required to be performed or complied with by them prior to or at the time of the Loan or the issuance, extension or renewal of any Letter of Credit, and at the time of the making of the Loan or the issuance, extension or renewal of Letter of Credit, there shall exist no Default or Event of Default or condition which would result in a Default or Event of Default upon consummation of the Loan or the issuance, extension or renewal of Letter of Credit.

             (S)  No Legal Impediment.
                  -------------------

             No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the reasonable opinion of the Lenders would make it illegal for the Lenders to make Loans hereunder or for the Managing Agent to issue, extended or renew a Letter of Credit.

             (S)  Governmental Regulation.
                  -----------------------

             The Lenders shall have received such statements in substance and form reasonably satisfactory to the Lenders as they shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

             (S)  Proceedings and Documents.
                  -------------------------

             All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Agents and the Lenders, and the Lenders and the Agents shall have received all information and such counterpart originals or certified or other copies of such documents as the Lenders and the Agents may reasonably request.

             (S)  EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENTS;
                  ------------------------------------------------------------
   REMEDIES.
   --------

             (S) Events of Default and Acceleration.

    If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

             (a) if the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

             (b) if the Borrowers shall fail to pay any interest, Commitment Fees, Letter of Credit Fees, or any other fees or other amounts owing under any of the Loan Documents within five (5) Business Days after the same shall become due and payable whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

             (c) if the Parent or any of its Subsidiaries shall fail to comply with the covenants contained in (S)(S)9.14, 9.15, 10, or 11 hereof;

             (d) if the Parent or any of its Subsidiaries shall fail to comply with the covenants contained in (S)(S)9.11 or 9.13 hereof, and such failure shall be continuing for a period of ten (10) days;

             (e) if the Borrowers shall fail to perform any term, covenant or agreement herein contained or contained in any of the other Loan Documents (other than those specified in subsections (a), (b), (c), and (d) above) and such failure has not been remedied within thirty (30) days after written notice of such failure has been given to the Parent by the Managing Agent;

             (f) if any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made (or deemed made) or repeated;

             (g) if any Borrower shall (i) fail to pay at maturity, or within any applicable period of grace, any obligation in respect of borrowed money in the aggregate amount of $5,000,000 or (ii) fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound evidencing or securing borrowed money in an amount in excess of $15,000,000 in the aggregate for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

             (h) if any Borrower makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of such Borrower or of any substantial part of the assets of such Borrower or commences any case or other proceeding relating to such Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against such Borrower and such Borrower indicates its approval thereof, consent thereto or acquiescence therein;

             (i) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of such Borrower in an involuntary case under Federal bankruptcy laws as now or hereafter constituted, and such decree or order remains in effect for more than thirty (30) days, whether or not consecutive;

             (j) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final non-appealable judgment against any

        Borrower which, with other outstanding final judgments, undischarged against the Borrowers exceeds in the aggregate $5,000,000 after taking into account any insurance coverage;

             (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any Borrower or any Subsidiary of any Borrower to the PBGC or the Plan in an aggregate amount exceeding $500,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Plan;

             (l) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, or suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Borrower, or any of its stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof, or any of the Borrowers shall deny or contest its obligations pursuant to (S)7.14 hereof;

             (m) if any event of default shall have occurred and is continuing under the FNBB Obligations; or

             (n) if a Change of Control shall have occurred;

   then, the Managing Agent may, and upon the request of the Majority Lenders shall, by notice in writing to the Borrowers, declare all amounts owing with respect to this Agreement, the Notes, and the other Loan Documents, and all Reimbursement Obligations to be, and they shall thereupon forthwith mature and become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, that in the event of any Event of Default specified in
   (S)(S)14.1(h) or 14.1(i) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Managing Agent.

        (S)  Termination of Commitments.
             --------------------------

        If any Event of Default pursuant to (S)(S)14.1(h) or 14.1(i) hereof shall occur, any unused portion of the Total Commitment shall forthwith terminate and the Lenders, the Managing Agent, and the Issuing Lenders shall be relieved of all obligations to make Loans to or to issue, extend or renew Letters of Credit for the account of the Borrowers; or if any other Event of Default shall occur, the Majority Lenders may by notice to the Borrower terminate the unused portion of the Total Commitment hereunder, and, upon such notice being given, such unused portion of the Total Commitment hereunder shall terminate immediately and the Lenders, the Managing Agent, and the Issuing Lenders shall be relieved of all further obligations to make Loans to or to issue, extend or renew Letters of Credit for the account of, the Borrowers hereunder. No termination of any portion of the Total Commitment hereunder shall relieve the Borrowers of any of their existing Obligations to the Lenders, the Issuing Lenders, or the Agents hereunder or elsewhere.

        (S)  Remedies.
             --------

        Upon demand by the Managing Agent after the occurrence of any Event of Default, the Borrowers shall immediately provide to the Managing Agent cash in an amount equal to the aggregate Maximum Drawing Amount of all Letters of Credit outstanding to be held by the Managing Agent as collateral security for the Obligations provided, that in the event of any Event of Default specified in (S)(S)14.1(h) or 14.1(i) hereof, the Borrowers shall immediately provide such collateral security without any requirement of notice from the Managing Agent. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Loans shall have been accelerated pursuant to the foregoing, each of the Lenders, if owed any amount with respect to the Loans may, with the consent of the Majority Lenders, (a) proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or any instrument pursuant to which the Obligations to the Lenders and the Agents hereunder are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, (b) if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon the Agents, the Lenders or the holder of the Notes is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

        (S)  COLLATERAL SECURITY.
             -------------------

        The Obligations shall be secured by a perfected security interest (having, with respect to each category of Collateral, the respective rights and priorities set forth herein and the Security Documents) in all of the Collateral, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents.

        (S)  SETOFF.
             ------

        Regardless of the adequacy of any collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from the Lenders to the Borrowers and any securities or other property of the Borrowers in the possession of the Lenders may, with the prior written consent of the Managing Agent, be applied to or set off against the payment of the Obligations hereunder and under any Note and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to the Lenders and the Agents. Each of the Lenders agrees with each other Lender that (i) if an amount to be set off is to be applied to Indebtedness of the Borrowers to such Lender, other than Indebtedness evidenced by the Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, and (ii) if such Lender shall receive from the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Lender by proceedings against the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

        (S)  EXPENSES.
             --------

        Whether or not the transactions contemplated herein shall be consummated, the Borrowers hereby promise to reimburse the Managing Agent for all reasonable out-of-pocket fees and expenses, including, without limitation, attorneys' fees and disbursements, incurred or expended in connection with the preparation, syndication or interpretation of this Agreement, the Notes, the Letters of Credit or any other Loan Document or any amendment hereof or thereof, and to reimburse the Lenders for reasonable legal fees and disbursements incurred in connection with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrowers hereunder or thereunder, or in connection with any litigation, proceeding or dispute hereunder in any way related to the credit hereunder, including without limitation the so-called "work-out" thereof whether before or after the occurrence of a Default or Event of Default. The Borrowers will pay any taxes (including any interest and penalties in respect thereof), other than the federal and state income taxes of the Agents and the Lenders, payable on or with respect to the transactions contemplated by this Agreement (the Borrowers hereby agreeing to indemnify the Agents and the Lenders with respect thereto). The Borrowers further promise to reimburse the Agents and the Lenders for all such fees and disbursements incurred or expended in connection with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrowers hereunder or thereunder, or in connection with any litigation, proceeding or dispute in any way related to the credit hereunder. The covenants of this (S)17 shall survive payment or satisfaction of amounts owing with respect to the Loan Documents.

        (S)  THE AGENTS.
             ----------

        (S)  Authorization.
             -------------

        Each Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are set forth hereunder and under any of the other Loan Documents and any related documents delegated to such Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by such Agent. The relationship between each of the Agents and the Lenders is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute such Agent as a trustee for any Lenders.

        (S)  Employees and Agents.
             --------------------

        Each Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. Each Agent may utilize the services of such Persons as such Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

        (S)  No Liability.
             ------------

        None of the Agents nor any of their shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that such Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

        (S)  No Representations.
             ------------------

        None of the Agents shall be responsible for the execution or validity or enforceability of this Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrowers. None of the Agents shall be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. None of the Agents has made, nor does it now make, any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrowers. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

        (S)  Payments.
             --------

             (a) A payment by the Borrowers to the Managing Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Managing Agent agrees promptly to distribute to each Lender or Multicurrency Lender, as applicable, such Lender's or Multicurrency Lender's pro rata share of payments received by the Managing Agent for the account of the Lenders or Multicurrency Lender, as applicable, except as otherwise expressly provided herein or in any of the other Loan Documents.

             (b) If in the opinion of the Managing Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction, provided that interest shall accrue on such amount at a rate not less than the then effective Federal Funds Effective Rate until such distribution has been made, and the recipients of such distribution shall each be entitled to receive their ratable share of such interest accrued to the time of such distribution. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Managing Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Managing Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

             (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Managing Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of (S)16 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans and unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Managing Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans and unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans and unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

        (S)  Holders of Notes.
             ----------------

        The Managing Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

        (S)  Indemnity.
             ---------

        The Lenders ratably (in accordance with the relationship that each of their respective Commitments bears to the Total Commitment) agree hereby to indemnify and hold harmless each Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which such Agent has not been reimbursed by the Borrowers as required by (S)17), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or such Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by such Agent's willful misconduct or gross negligence. The covenants of this (S)18.7 shall survive payment or satisfaction of amounts owing with respect to the Loan Documents.

        (S)  Agents as Lenders.
             -----------------

        In its individual capacity, each Agent shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also an Agent.

        (S)  Resignation.
             -----------

        Any Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent from among the Lenders. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

        (S)  Certain Intercreditor Provisions.
             --------------------------------

             (a) Notwithstanding anything contained herein or in any other Loan Documents to the contrary, the Lenders agree with FNBB individually that, so long as the FNBB Obligations are outstanding or FNBB or its affiliates, successors or assigns have any obligation to extend credit to the Borrowers thereunder (a) the FNBB Obligations shall be secured by the Collateral, and such security interest shall be pari passu with the security interest in the Collateral granted to the Managing Agent for the benefit of the Lenders and the proceeds of any such Collateral shall be applied ratably against the FNBB Obligations and the Obligations; and
        (b) with respect to matters involving the Collateral which require action on the part of the Majority Lenders, for purposes of (S)14 hereof and for all purposes while an Event of Default is continuing the term "Majority Lenders" shall mean the lending institutions holding at least fifty-one percent (51%) of the sum of (i) the outstanding principal amount of the Loans plus (ii) the Maximum Drawing Amount of the Letters of Credit plus (iii) the outstanding amount of the FNBB Obligations (calculating all amounts denominated in Optional Currencies at their Dollar Equivalent), or, if no principal amounts and no Letters of Credit are outstanding, the financial institutions whose aggregate commitment to lend to the Borrowers constitutes fifty-one percent (51%) of the sum of the Total Commitment plus the amount which FNBB and its affiliates are committed to lend to the Borrowers under the FNBB Credit Agreement. FNBB agrees that it will not increase the rate of interest or the fees payable under the FNBB Credit Agreement, or amend any of the financial covenants contained therein, without the prior written consent of the Lenders, provided that FNBB may increase such interest rates or fees and/or amend such covenants so as to be substantially similar to the relevant rates, fees, and covenants contained herein.

             (b) Notwithstanding anything to the contrary set forth herein, each payment or prepayment of principal and interest received pursuant to this Agreement after the occurrence of an Event of Default hereunder shall be distributed pari passu among the Lenders, in accordance with the aggregate outstanding principal amount of the Obligations owing to each Lender divided by the aggregate outstanding principal amount of all Obligations.

             (c) Following the occurrence and during the continuance of any Event of Default, each Lender agrees that if, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower, including a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, such Lender shall obtain payment (voluntary or involuntary) in respect of the Notes, the Loans, Reimbursement Obligations and other Obligations held by it (other than pursuant to (S)7.10, (S)7.11 or (S)7.12) and, as a result, the unpaid principal portion of the Notes and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes and Obligations held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes and Obligations held by such other Lender, so that the aggregate unpaid principal amount of the Notes, Obligations and participations in Notes and Obligations held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of the Notes and Obligations then outstanding as the principal amount of the Notes and other

        Obligations held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes and other Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Person holding such a participation in the Notes and the Obligations deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Person as fully as if such Person had made a Loan directly to such Borrower in the amount of such participation.

        (S)  INDEMNIFICATION.
             ---------------

        The Borrowers agree to indemnify and hold harmless the Agents, the Issuing Lenders, and the Lenders and their affiliates, as well as their respective shareholders, directors, agents, officers, subsidiaries and affiliates, from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, whether statutorily created or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, or any claim, litigation, investigation, or other proceeding relating to any of the foregoing, except, with respect to each indemnified party, any of the foregoing which result from the gross negligence or willful misconduct of such indemnified party. In any investigation, proceeding or litigation, or the preparation therefor, the Agents, the Issuing Lenders, and the Lenders shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation, the Borrowers shall be entitled to participate in such proceeding or litigation with counsel of their choice at their expense, and, unless exigent circumstances exist which would preclude such a meeting, the party claiming indemnification and the Borrowers shall meet to discuss the anticipated fees of legal counsel expected to arise in the course of such proceeding or litigation. The covenants of this (S)19 shall survive payment or satisfaction of payment of amounts owing with respect to any Note, any Reimbursement Obligation, any Letter of Credit, or any other Loan Document.

        (S)  SURVIVAL OF COVENANTS, ETC.
             ---------------------------

        All covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Agents and the Lenders, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of the Loans as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement, any Loan Document, any Letter of Credit or any Note remains outstanding and unpaid or the Lenders or the Multicurrency Lenders have any obligation to make any Loans or any Issuing Lender has any obligation to issue, extend, or renew Letters of Credit hereunder. All statements contained in any certificate or other paper delivered to the Agents, the Issuing Lenders, or the Lenders at any time by or on behalf of the Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder.

        (S)  ASSIGNMENT AND PARTICIPATION.
             ----------------------------

        (S)  Conditions to Assignment by Lenders.
             -----------------------------------

        Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (i) except in the case of an assignment by a Lender to its affiliate, the Managing Agent and, if no Event of Default is then continuing, the Borrowers, shall have given prior written consent to such assignment, such consent not to be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iii) each assignment shall be in an amount that is a whole multiple of $10,000,000 (or an amount constituting all of such Lender's Commitment), and (iv) the parties to such assignment shall execute and deliver to the Managing Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit I hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment and an assignment fee in the amount of $3,000 payable by the assigning Lender to the Managing Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and be released from its obligations under this Agreement.

        (S)  Certain Representations and Warranties; Limitations; Covenants.
             --------------------------------------------------------------
        By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

             (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

             (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations or any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

             (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in (S)9.4 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

             (d) such assignee will, independently and without reliance upon the assigning Lender, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

             (e) such assignee represents and warrants that it is an Eligible Assignee;

             (f) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

             (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender;

             (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

             (i) such assignee acknowledges that it has made arrangements with the assigning Lender satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit, accrued interest, and Commitment Fees.

        (S)  Register.
             --------

        The Managing Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice.

        (S)  New Notes.
             ---------

        Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Managing Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrowers and the Lenders (other than the assigning Lenders). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Managing Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this
   (S)21.4, the Borrowers shall deliver an opinion of counsel, addressed to the Lenders and the Agents, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Notes shall be canceled and returned to the Borrowers.

        (S)  Participations.
             --------------

        Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents; provided that (i) each such participation shall be in an amount of not less than $5,000,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers, and (iii) the only rights which such Lender may grant to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve such Lender's vote with respect to waivers, amendments or modifications that would require the approval of all of the Lenders pursuant to (S)29 hereof.

        (S)  Disclosure.
             ----------

        The Borrowers agree that in addition to disclosures made in accordance with standard and customary banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information becomes public knowledge other than as a result of any Agent's, any Lender's or any actual or potential assignee's or participant's breach of its obligation of confidentiality set forth herein, (ii) not to disclose such information to a third party, except as required by law or legal process or by a regulatory authority and (iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

        (S)  Assignee or Participant Affiliated with the Borrowers.
             -----------------------------------------------------

        If any assignee Lender is an Affiliate of the Borrowers, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Managing Agent pursuant to (S)18.1 or (S)18.2, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is a Borrower or an Affiliate of a Borrower, such transferor Lender shall promptly notify the Managing Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Managing Agent pursuant to (S)18.1 or (S)18.2 to the extent that such participation is beneficially owned by a Borrower or any Affiliate of a Borrower, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans to the extent of such participation.

        (S)  Miscellaneous Assignment Provisions.
             -----------------------------------

        Any assigning Lender shall retain its rights to be indemnified pursuant to (S)19 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrowers and the Agents certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this (S)21 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under (S)4 of the Federal Reserve Act, 12 U.S.C. (S)341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents or shall confer voting rights thereunder to such Federal Reserve Bank.

        (S)  Assignment by Borrowers.
             -----------------------
        The Borrowers shall not assign or transfer any of their rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

        (S)  PARTIES IN INTEREST.
             -------------------

        All the terms of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided, that the Borrowers shall not assign or transfer their rights hereunder without the prior written consent of each of the Lenders.

        (S)  NOTICES, ETC.
             -------  ---

        Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by first-class mail, postage prepaid, or sent by telegraph, telex or telecopier and confirmed by letter, addressed as follows:

             (a) if to the Borrowers, at: 40-004 Cook Street, Palm Desert, California 92211 (telephone: (619) 340-0098; telecopy (619) 341-9368)
        Attention:  President;

             (b) if to the Managing Agent, at: 100 Federal Street, Boston, Massachusetts 02110, Attention: J. Lee Harper, Jr., Vice President (telephone: (617) 434-7570; telecopy: 617/434-2160);

             (c) if to the Nassau Branch, at Bank of Boston, Nassau Operations, MA DED 74-02-02D, 100 Rustcraft Road, Dedham, Massachusetts 02026,
        Attention: John J. Kelley (telephone: (617) 467-2081; telecopy: (617) 467-2094);

             (d) if to the Documentation Agent, the Co-Agent, or any Lender at the appropriate address set forth in Schedule 2 hereto, or such other address for notice as such Agent or Lender shall have last furnished in writing to the Person giving the notice;

        or at such other address for notice as shall last have been furnished in writing to the Person giving the notice.

        Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand or via overnight delivery service to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, five (5) Business Days after the posting thereof, and (c) if sent by telex, telecopy, or cable, at the time of the dispatch thereof, if in normal business hours in the place of receipt, or otherwise at the opening of business on the following Business Day. Any such notice given by or to the Parent shall be deemed to be notice given by or to the Borrowers, but notice to any Borrower other than the Parent shall not be deemed to be notice to all Borrowers unless the Parent shall also have received such notice.

        (S)  MISCELLANEOUS.
             -------------

        The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Agents or the Lenders would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

        (S)  ENTIRE AGREEMENT, ETC.
             ----------------------

        This Agreement, together with the other Loan Documents and any other documents executed in connection herewith or therewith, express the entire understanding of the parties with respect to the transactions contemplated hereby. On and after the Effective Date, this Agreement shall supersede the

   Original Credit Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except as provided in (S)29.

        (S)  WAIVER OF JURY TRIAL.
             --------------------

        Each of the Borrowers hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, each of the Borrowers hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Borrowers (a) certifies that no representative, agent or attorney of the Agents or the Lenders has represented, expressly or otherwise, that the Agents and the Lenders would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agents and the Lenders have been induced to enter into this Agreement and the other Loan Documents to which they are parties because of, among other things, the Borrowers' waivers and certifications contained herein.

        (S)  SEVERABILITY.
             ------------

        The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

        (S)  GOVERNING LAW.
             -------------

        THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE DEEMED TO BE DOCUMENTS UNDER SEAL AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS CONSENTS TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE AGENTS AND THE LENDERS UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

        (S)  CONSENTS, AMENDMENTS, WAIVERS, ETC.
             -----------------------------------

        Any consent or approval required or permitted by this Agreement to be given by the Lenders may be given, and any term of this Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Majority Lenders. Notwithstanding the foregoing, (a) the rate of interest on the Notes, the term of the Notes, the amount of any Reimbursement Obligations, the amount of the Commitments of the Lenders, the Revolving Credit Commitment, the Multicurrency Commitment, the Total Commitment, the amount or date of any scheduled payment or mandatory prepayment, and the amount of Commitment Fees or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrowers and the written consent of all of the Lenders; (b) the definition of Majority Lenders and the provisions of (S)21.9 and this
   (S)29 may not be amended, and no collateral having a value in excess of $10,000,000 in the aggregate may be released, without the written consent of all of the Lenders (it being understood that the Managing Agent may release collateral having an aggregate value of $10,000,000 or less with the consent of the Majority Lenders); (c) the amount of any Letter of Credit Fees payable for any Issuing Lender's account may not be amended without the written consent of such Issuing Lender, and (d) (S)18 may not be amended without the written consent of the Managing Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Agent, any Issuing Lender, or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

        [remainder of this page left blank intentionally]

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed under seal by their duly authorized officers as of the day and year first above written.


[corporate seal]


UNITED STATES FILTER                                              IP HOLDING COMPANY
CORPORATION

                                                                  By:____________________________
 By:___________________________                                   Title:
 Title:
--------------------------------------------------------------------------------------------------------------------------------
ILLINOIS WATER TREATMENT, INC.                                    U.S. FILTER/IONPURE, INC.


 By:___________________________
 Title:                                                           By:____________________________
                                                                  Title:
--------------------------------------------------------------------------------------------------------------------------------

U.S. FILTER RECOVERY SERVICES,                                    U.S. FILTER/WHITTIER, INC.
 INC.


 By:___________________________                                   By:___________________________
 Title:                                                           Title:
--------------------------------------------------------------------------------------------------------------------------------

U.S. FILTER WASTEWATER GROUP, INC.                                U.S. FILTER DISTRIBUTION GROUP, INC.


 By:____________________________                                  By:____________________________
 Title:                                                           Title:
--------------------------------------------------------------------------------------------------------------------------------

WHEELABRATOR CLEAN AIR SYSTEMS, INC.                              U.S. FILTER/ZIMPRO, INC.


 By:____________________________                                  By:____________________________
 Title:                                                           Title:
--------------------------------------------------------------------------------------------------------------------------------

U.S. FILTER/LaGRANGE, INC.                                        WATERPRO SUPPLIES CORPORATION


 By:____________________________                                  By:____________________________
 Title:                                                           Title:
--------------------------------------------------------------------------------------------------------------------------------

DARCHET INDUSTRIAL WATER PTE. LTD.                                IONPURE TECHNOLOGIES
                                                                  LIMITED


 By:___________________________                                   By:____________________________
 Title:                                                           Title:
--------------------------------------------------------------------------------------------------------------------------------

SOCIETE DES CERAMIQUES TECHNIQUES                                 USF FRANCE S.A.


 By:____________________________                                  By:____________________________
 Title:                                                           Title:
--------------------------------------------------------------------------------------------------------------------------------

USF SMOGLESS S.p.A.                                               IONPURE TECHNOLOGIES GmbH
                                                                  WASSERAUFBEREITUNGSSYSTEME

 By:____________________________
 Title:
                                                                  By:_____________________________
                                                                  Title:
--------------------------------------------------------------------------------------------------------------------------------

WHEELABRATOR-BERGER                                               WHEELABRATOR TECHNOLOGIES (T)
(MASCHINENFABRIKEN) GmbH                                          CO. LIMITED


 By:___________________________                                   By:___________________________
 Title:                                                           Title:
--------------------------------------------------------------------------------------------------------------------------------

JOHNSON FILTRATION SYSTEMS (JAPAN) LTD.                           PROCESOS Y SISTEMAS de
                                                                  SEPARACION, S.A.


 By:___________________________                                   By:___________________________
 Title:                                                           Title:

--------------------------------------------------------------------------------------------------------------------------------
JOHNSON FILTRATION SYSTEMS (AUSTRALIA)                            RWB BEHEER B.V.
PTY. LTD.


 By:___________________________                                   By:___________________________
 Title:                                                           Title:

--------------------------------------------------------------------------------------------------------------------------------


 THE LENDERS:

 THE FIRST NATIONAL BANK                                          DLJ CAPITAL FUNDING, INC.,
 OF BOSTON, individually and                                      individually and as Documentation Agent
 as Managing Agent

                                                                  By:___________________________
 By:___________________________                                   Title:
 Title:
--------------------------------------------------------------------------------------------------------------------------------


ABN AMRO BANK N.V., LOS ANGELES                                   BANQUE PARIBAS
INTERNATIONAL BRANCH, individually and
as Co-Agent

 By:  ABN AMRO NORTH AMERICA, INC., as Agent                      By:___________________________
                                                                  Title:


 By:___________________________
 Title:

 By:___________________________
 Title:

--------------------------------------------------------------------------------------------------------------------------------

THE BANK OF NEW YORK                                              BANK OF AMERICA ILLINOIS



 By:___________________________                                   By:___________________________
 Title:                                                           Title:
--------------------------------------------------------------------------------------------------------------------------------

THE SUMITOMO BANK, LIMITED (LOS                                   FLEET BANK, N.A.
ANGELES BRANCH)


 By:___________________________                                   By:___________________________
 Title:                                                           Title:
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THE INDUSTRIAL BANK OF JAPAN, LIMITED                             BANQUE NATIONALE DE PARIS
(LOS ANGELES AGENCY)


 By:___________________________                                   By:____________________________
 Title:                                                           Title:

                                                                  By:___________________________
                                                                  Title:
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
DEUTSCHE BANK AG (NEW YORK AND/OR                                 THE LONG-TERM CREDIT BANK OF
CAYMAN ISLAND BRANCH)                                             JAPAN LTD. (LOS ANGELES AGENCY)

 By:___________________________
 Title:                                                           By:____________________________
                                                                  Title:
 By:___________________________
 Title:
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UNION BANK OF CALIFORNIA, N.A.                                    SANWA BANK CALIFORNIA


 By:___________________________
 Title:                                                           By:___________________________
                                                                  Title:
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NATIONSBANK, N.A.                                                 BHF-BANK AKTIENGESELLSCHAFT


 By:____________________________                                  By:____________________________
 Title:                                                           Title:
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